                                LETTER OF CREDIT
                                      AND
                            REIMBURSEMENT AGREEMENT

                                 by and between

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                                      and

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                          Dated as of November 1, 1996
                ------------------------------------------------
                                  $7,000,000

               Maryland Industrial Development Financing Authority
                       Economic Development Revenue Bonds
               (Chesapeake Biological Laboratories, Inc. Facility)
                                 1996 Issue

                               TABLE OF CONTENTS

           (This Table of Contents is not a part of the Agreement but rather is for convenience of reference only.)

                                                                       PAGE
                                                                     ---------
ARTICLE I         DEFINITIONS..................,,.................
        1.1       Definitions.....................................

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF THE BORROWER..
        2.1       Incorporation...................................
        2.2       Power and Authority.............................
        2.3       Financial Condition.............................
        2.4       Title to Assets.................................
        2.5       Contingent Liabilities..........................
        2.6       Litigation......................................
        2.7       Taxes...........................................
        2.8       Contract or Restriction Affecting Borrower......
        2.9       Trademarks, Franchises and Licenses.............
        2.10      No Default......................................
        2.11      Governmental Authority..........................
        2.12      No Untrue Statements............................
        2.13      ERISA Requirements..............................
        2.14      Pollution and Environmental Control; Hazardous
                   Substances.....................................
        2.15      Facility Site...................................
        2.16      Labor Relations.................................

ARTICLE III       REIMBURSEMENT AND OTHER PAYMENTS................
        3.1       Letter of Credit................................
        3.2       Reimbursement and Other Payments................
        3.3       Tender Advances.................................
        3.4       Commission and Fees.............................
        3.5       Increased Costs Due to Change in Law............
        3.6       Computation.....................................
        3.7       Payment Procedure...............................
        3.8       Business Days...................................
        3.9       Reimbursement of Expenses.......................
        3.10      Extension of Expiration Date....................
        3.11      Obligations Absolute............................

ARTICLE IV        SECURITY........................................
        4.1       Security........................................
        4.2       Additional Liens................................
        4.3       Casualty and Liability Insurance Required.......
        4.4       General Requirements Applicable to Insurance....
        4.5       Advances by Bank................................
        4.6       Borrower to Make up Deficiency in Insurance
                   Coverage.......................................
        4.7       Eminent Domain..................................
        4.8       Application of Net Proceeds of Insurance and
                   Eminent Domain.................................
        4.9       Parties to Give Notice..........................

ARTICLE V         AFFIRMATIVE COVENANTS...........................
        5.1       Repayment of Obligations........................
        5.2       Performance Under Reimbursement Agreement and
                   Security Instruments...........................
        5.3       Financial and Business Information about the
                   Borrower.......................................
        5.4       Notice of Certain Events........................
        5.5       Corporate Existence.............................
        5.6       Payment of Indebtedness; Performance of Other
                   Obligations....................................
        5.7       Payment of Trade Accounts Payable, Etc..........



                                                                       PAGE
                                                                     ---------
        5.8       Maintenance of Insurance........................
        5.9       Maintenance of Books and Records; Inspection....
        5.10      Comply with ERISA...............................
        5.11      Consolidated Omnibus Budget Reconciliation Act..
        5.12      Maintenance of Properties; Conduct of Business..
        5.13      [INTENTIONALLY LEFT BLANK]......................
        5.14      Taxes and Liens.................................
        5.15      Observe all Laws................................
        5.16      Employment Count................................
        5.17      Equal Employment................................
        5.18      Drug and Alcohol Free Workplace.................
        5.19      Appraisals......................................
        5.20      Tangible Net Worth..............................
        5.21      Debt to Worth Ratio.............................
        5.22      EBITDA Ratio....................................
        5.23      Current Ratio...................................

ARTICLE VI        NEGATIVE COVENANTS..............................
        6.1       Merger and Dissolution..........................
        6.2       Acquisitions....................................
        6.3       Indebtedness....................................
        6.4       Liens and Encumbrances..........................
        6.5       Disposition of Assets...........................
        6.6       Restricted Investments..........................
        6.7       Sale and Leaseback..............................
        6.8       New Business....................................
        6.9       Subsidiaries or Partnerships....................
        6.10      Guaranties......................................
        6.11      Transactions Affecting the Collateral...........
        6.12      Hazardous Wastes................................
        6.13      Fiscal Year.....................................
        6.14      Management......................................

ARTICLE VII       CONDITIONS TO ISSUANCE OF LETTER OF CREDIT......
        7.1       Conditions on Issuance..........................
        7.2       Additional Conditions Precedent to Issuance of
                   the Letter of Credit...........................
        7.3       Conditions Precedent to Each Tender Advance.....

ARTICLE VIII      DEFAULT.........................................
        8.1       Events of Default...............................
        8.2       No Remedy Exclusive.............................
        8.3       Anti-Marshalling Provisions.....................
        8.4       Confession of Judgment..........................

ARTICLE IX        MISCELLANEOUS...................................
        9.1       Indemnification.................................
        9.2       Transfer of Letter of Credit....................
        9.3       Reduction of Letter of Credit...................
        9.4       Liability of the Bank...........................
        9.5       Successors and Assigns..........................
        9.6       Notices.........................................
        9.7       Amendment.......................................
        9.8       Effect of Delay and Waivers.....................
        9.9       Counterparts....................................
        9.10      Severability....................................
        9.11      Cost of Collection..............................
        9.12      Set Off.........................................
        9.13      Governing Law...................................
        9.14      References......................................
        9.15      Taxes, Etc......................................
        9.16      CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL...
        9.17      Indirect Means..................................


                                                                       PAGE
                                                                     ---------

        9.18      Entire Agreement.................................
        9.19      Authority to Act on Behalf of the Bank...........

ARTICLE X         ACQUISITION OF FACILITY..........................
       10.1       Covenants by Borrower With Respect to Acquisition
                   of Facility.....................................
       10.2       Enforcement of Remedies Against Contractors and
                   Subcontractors and Their Sureties...............
       10.3       Application of Proceeds of the Bonds.............
       10.4       Conditions Precedent to the Bank's Approval of
                   Requisitions for Disbursements from Facility
                   Fund............................................
       10.5       Financing Sign on Property; Publicity............
       10.6       Establishment of Completion Date.................

Annex 1--Provisions for Alternative Dispute Resolution
Exhibit A--Irrevocable Letter of Credit.............................    A-1
Exhibit B--List of Subsidiaries.....................................    B-1
Exhibit C--Borrower's Counsel Opinion...............................    C-1
Exhibit D--Bond Counsel Reliance Letter.............................    D-1
Exhibit E--Project Cost Letter......................................    E-1


                              LETTER OF CREDIT AND
                            REIMBURSEMENT AGREEMENT

    THIS LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of November 1, 1996 (the "Agreement" or "Reimbursement Agreement"), is by and between CHESAPEAKE BIOLOGICAL LABORATORIES, INC., a Maryland Corporation (the "Borrower") and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association organized and existing under the laws of the United States with its principal offices located in Charlotte, North Carolina (the "Bank");

                             W I T N E S S E T H:

    WHEREAS, arrangements have been made pursuant to a Trust Indenture dated as of November 1, 1996 between the Maryland Industrial Development Financing Authority (the "Issuer"), First Union National Bank of Virginia (in such capacity, the "Trustee") and Branch Banking and Trust Company, as Credit Facility Trustee (the "Credit Facility Trustee") (as amended, the "Indenture") for the issuance and sale by the Issuer of its Maryland Industrial Development Financing Authority Economic Development Revenue Bonds (Chesapeake Biological Laboratories, Inc. Facility) 1996 Issue in the original aggregate principal amount of [$7,000,000] (the "Bonds"); and

    WHEREAS, the proceeds from the sale of the Bonds have been loaned to the Borrower pursuant to a Loan Agreement dated as of November 1, 1996, between the Issuer and the Borrower (as amended or supplemented, the "Loan Agreement") to finance (a) the acquisition by the Borrower of approximately 3.5 acres of land located at 1111 South Paca Street, Baltimore, Maryland together with the improvements located thereon (such land and all improvements thereon being hereinafter referred to as the "Real Property"), (b) the renovation of, and construction of improvements on, the Real Property and (c) the acquisition of certain equipment to be used at the Real Property (the "Equipment") (such Real Property, improvements and Equipment being hereinafter collectively referred to as the "Facility"); and

    WHEREAS, pursuant to the Borrower's Term Loan Promissory Note dated as of November 1, 1996 (as amended or supplemented, the "Creditor Note") in the principal amount of $1,500,000 payable by the Borrower to the Mayor and City Council of Baltimore, by and through the Department of Housing and Community Development, c/o City of Baltimore Development Corporation (the "Creditor" or the "City"), the Creditor made a loan to the Borrower in the principal amount of $1,500,000 (the "Creditor Loan"), the proceeds of which will be used to finance certain of the costs of the acquisition of the Real Property;

    WHEREAS, in order to enhance the marketability of the Bonds, the Borrower has requested that the Bank issue an irrevocable direct-pay letter of credit in the form attached hereto as Exhibit A (such letter of credit or any successor or substitute letter of credit issued by the Bank herein individually and collectively called the "Letter of Credit") in an amount of up to $7,280,000, of which $7,000,000 will support the principal of the Bonds, and $280,000 will support up to 120 days' interest on the Bonds at an assumed rate of 12% per annum; and, the Bank has agreed to issue the Letter of Credit pursuant to this Reimbursement Agreement; and

    WHEREAS, as a condition precedent to the issuance of the Letter of Credit, the Bank has required that the obligations of the Borrower under this Reimbursement Agreement be partially insured by the Maryland Industrial Development Financing Authority (in such capacity, "MIDFA") pursuant to an Insurance Agreement dated as of November 1, 1996 by and among the Borrower, MIDFA and the Bank (the "MIDFA Insurance Agreement").

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter appearing, and to induce the Bank to issue the Letter of Credit, the Borrower does hereby covenant and agree with the Bank as follows:


                                      ARTICLE I

                                     DEFINITIONS

    1.1 Definitions. All words and terms defined in Article I of the Loan Agreement shall have the same meanings in this Agreement, unless otherwise specifically defined herein. The terms defined in this Article I have, for all purposes of this Agreement, the meanings specified hereinabove or in this Article, unless defined elsewhere herein or the context clearly requires otherwise.

    "Acquisition" or "acquisition" has the meaning specified for such term in
Article 1.1 of the Loan Agreement.

    "Affiliate" shall mean, with respect to any Person, any other person (i) directly or indirectly controlling (including, but not limited to, all directors and officers of such person), controlled by, or under direct or indirect common control with, such person or (ii) that directly or indirectly owns more than 5% of the voting securities of such Person. A person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership or voting securities, by contract or otherwise.

    "Agreement" shall mean this Letter of Credit and Reimbursement Agreement, as the same may from time to time be amended, modified or supplemented in accordance with the terms hereof.

    "Bankruptcy Code" means 11 U.S.C. Section 101 et seq., as amended.

    "Bond Documents" means, collectively, the Loan Agreement, the Note, the Indenture, the Bonds, the Remarketing Agreement, the Tender Agency Agreement, the Placement Agreement and the Placement Memorandum, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms.

    "Business Day" shall mean any day not a Saturday, Sunday or legal holiday, on which commercial banks in Charlotte, North Carolina are open for business.

    "Collateral" means all real and personal property of the Borrower with respect to which the Bank has been granted a lien or security interest pursuant to the Security Instruments.

    "Collateral Pledge Agreement" means the Collateral Pledge Agreement dated as of November 1, 1996 by and between the Borrower and the Bank.

    "Commitment Letter" means that certain commitment letter from the Bank to the Borrower dated July 9, 1996 (as amended by the letter dated August 30, 1996), and accepted and executed by the Borrower on or before the date of issuance of the Bonds.

    "Consistent Basis" means, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Bank.

    "Creditor Security Agreement" means the Purchase Money Mortgage dated as of November 1, 1996 from the Borrower to the Creditor, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

    "Eminent Domain" means the taking of title to, or the temporary use of, the Collateral or any part thereof pursuant to eminent domain or condemnation proceedings, or any voluntary conveyance of any part of the Collateral during the pendency of, or as a result of a threat of, such proceedings.

    "Event of Default" shall have the meaning specified in Article VIII hereof.

    "Environmental Report" means that certain Phase I Environmental Site Assessment, dated February 9, 1996, as amended to date, prepared by Mancor Environmental, Inc.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including any rules and regulations promulgated thereunder.

    "Expiration Date" means November 21, 1999, the expiration date of the Letter of Credit, as such date may be extended pursuant to the terms of Section 3.10 hereof.

    "Funded Debt" shall mean all indebtedness of a Person that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is renewable or extendable at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar arrangement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of creation thereof.

    "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board and its predecessors or pronouncements of the American Institute of Certified Public Accountants or those principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented or amended.

    "Indebtedness for Money Borrowed" means all indebtedness in respect of money borrowed, including (without limitation) the deferred purchase price of any property or asset or indebtedness evidenced by a promissory note, bond, guaranty or similar written obligation for the payment of money (including but not limited to, conditional sales or similar title retention agreements).

    "Mortgage" or "Deed of Trust" means the Deed of Trust and Security Agreement dated as of November 1, 1996 from the Borrower to certain individual trustees for the benefit of the Bank and the Issuer, as amended, restated, modified or supplemented from time to time.

    "Note" shall mean the promissory note of the Borrower, dated as of November 1, 1996 in the principal amount of $7,000,000, issued by the Borrower to the Issuer, as such promissory note may be further amended, restated, modified or supplemented.

    "Officer's Certificate" means the Certificate of the President or Chief Financial Officer of the Borrower.

    "Permitted Liens" shall mean liens in favor of the Bank and any of the following liens securing any indebtedness of the Borrower and its Subsidiaries on their property, real or personal, whether now owned or hereafter acquired:

        (a) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due and payable or that are being contested in good faith and with due diligence in appropriate proceedings and for which bonds have been posted or other security acceptable to the Bank provided, such bonds or other security to be in amounts sufficient to pay off the liens during the pendency of any controversies relating to them;

        (b) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or liens to secure the performance of letters of credit, bids, tenders, statutory obligations, leases and contracts (other than for borrowed funds) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

        (c) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings but do not in the Bank's judgment adversely affect the Bank's rights or the priority of the Bank's lien in the Collateral, and if reasonably requested by the Bank, the Borrower shall establish reserves satisfactory to the Bank with respect thereto;

        (d) Liens arising under or in connection with the Creditor Security Agreement.

        (e) Liens arising under or in connection with the Mortgage.

        (f) Liens arising under or in connection with the Security Agreement.

        (g) Liens arising under or in connection with the Revolving Credit Facility Agreement.

        (h) Encumbrances described in the Commitment for Title Insurance (No.
    118) issued by Chicago Title Insurance Company with respect to the Mortgage.

        (i) Liens on any property, or interest therein, hereafter acquired by the Borrower, which lien is created contemporaneously with such acquisition to secure or provide for the payment or financing of any part of the purchase price thereof, provided that (A) the indebtedness secured by any such lien so created, assumed or existing shall not exceed 100% of the cost of the property covered thereby to the person acquiring the same, and (B) each such lien shall attach only the property so acquired and fixed improvements thereon, and (C) the acquisition to which any such lien relates shall not result in a default under any other provisions of this Agreement.

    "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision or instrumentality thereof.

    "Pledge Agreement" means the Pledge Agreement dated as of November 1, 1996 from the Borrower to the Bank, as amended, restated or supplemented from time to time.

    "Property" means the Property as defined in the Mortgage.

    "Reimbursement Rate" means the fluctuating rate of interest which is at all times equal to the Prime Rate plus 2% per annum provided, however, that if an Event of Default shall have occurred and be continuing, the Reimbursement Rate shall be equal to the fluctuating rate of interest which is at all times equal to the Prime Rate plus 4% per annum.

    "Revolving Credit Facility" means the revolving line of credit facility in the principal amount of $750,000 made available by First Union National Bank of Maryland ("FUNBMD") to the Borrower pursuant to a Loan and Security Agreement dated September 2, 1994, as amended, restated, modified or supplemented from time to time (the "Revolving Credit Facility Agreement") by and between FUNBMD and the Borrower.

    "Security Agreement" means the Security Agreement dated as of November 1, 1996 between the Borrower and the Bank, as amended, restated, modified or supplemented from time to time.

    "Security Instruments" means, collectively, the Mortgage, the Pledge Agreement, the Security Agreement and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person in connection with, or as security for the payment or performance of, the Letter of Credit or this Agreement, as such agreements may be amended, modified or supplemented from time to time in accordance with their respective terms.

    "State" means the State of Maryland.

    "Subordination Agreement" means the Subordination Agreement dated as of November 1, 1996, by and among the Borrower, the Creditor and the Bank, as amended, restated, or supplemented from time to time.

    "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless the context indicates otherwise, all references herein to Subsidiaries are references to Subsidiaries of the Borrower.

    "Tender Advance" has the meaning assigned to that term in Section 3.3 of this Agreement.

    "Tender Draft" has the meaning assigned to that term in the Letter of Credit.

    "Termination Date" means the last day a drawing is available under the Letter of Credit.

    "Trustee" means any Person or group of Persons at the time serving as trustee under the Indenture.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

    The Borrower represents and warrants to the Bank and MIDFA (which representations and warranties shall survive the delivery of the documents mentioned herein and the issuance of the Letter of Credit) that:

   2.1 Incorporation. Borrower is a corporation duly organized, existing and in good standing under the laws of State of Maryland, and has the power to own its properties and to carry on its business as now being conducted, and, is duly qualified and in good standing as a foreign entity to do business in every jurisdiction in which the failure to be so qualified would have a natural adverse effect on the business of the Borrower.

   2.2 Power and Authority. Borrower is duly authorized under all applicable provisions of law to execute, deliver and perform this Agreement, and all corporate action on its part required for the lawful execution, delivery and performance hereof has been duly taken; and this Agreement, upon the due execution and delivery hereof, will be the valid and binding obligation of Borrower enforceable in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and to principles of equity, regardless of whether applied in a proceeding in equity or law. Neither the execution of this Agreement, nor the fulfillment of or compliance with its provisions and terms, will (A) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under the Articles of Incorporation or Bylaws of the Borrower or any other organizational documents of Borrower or any Subsidiary, or any agreement or instrument to which Borrower or any Subsidiary is now a party or to the best knowledge of the Borrower any applicable law, regulation, judgment, writ, order or decree to which Borrower or any Subsidiary or any of their respective properties are subject, or (B) create any lien, charge or encumbrance upon any of the property or assets of the Borrower pursuant to the terms of any agreement or instrument to which the Borrower is a party or by which it or any of its properties, are bound, except pursuant to the Security Instruments and the Creditor Security Agreement.

   2.3 Financial Condition. The financial statement of Borrower for the fiscal year ended as of March 31, 1996 (as supplemented by the financial statement for the second quarter ending September 30, 1996), copies of which have been furnished to the Bank, are correct and complete in all material respects and fairly presents the financial condition of Borrower as at the dates of such financial statements and the results of its operations for such periods. The Borrower does not have any material direct or contingent liabilities as of the date of this Agreement which are not provided for or reflected in or referred to in such financial statement or in notes thereto. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis maintained throughout the period involved. There has been no material adverse change in the business, properties or condition, financial or otherwise, of Borrower since the date of the March 31, 1996 year end financial statement except as may be set forth in the September 30, 1996 second quarter financial statement.

   2.4 Title to Assets. Borrower has good and marketable title to its properties and assets, including the properties and assets reflected in the financial statements and notes thereto described in Section 2.3 hereof, except for such assets as have been disposed of since the date of said financial statements in the ordinary course of business or as are no longer useful in the conduct of its businesses, and all such properties and assets are free and clear of all liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected in such financial statements or otherwise now or hereafter permitted hereunder or pursuant hereto.

   2.5 Contingent Liabilities. Borrower has not guaranteed any obligations of others and is not, to the best of its knowledge, contingently liable in any manner for any repayment of any borrowings, direct or indirect, except as otherwise permitted hereunder or as disclosed in the financial statements and notes thereto described in Section 2.3 hereof or as otherwise disclosed to the Bank from time to time.

   2.6 Litigation. There are no pending or, to the best of its knowledge, threatened actions, suits or proceedings before any court, arbitrator or governmental or administrative body or agency which may materially adversely affect the properties, business or condition, financial or otherwise, of Borrower except as disclosed in the financial statements and notes thereto described in Section 2.3 hereof or as otherwise disclosed to the Bank in writing from time to time.

   2.7 Taxes. Borrower has filed all tax returns required to be filed by it and all taxes due with respect thereto have been paid, and no controversy in respect of additional taxes, state, federal or foreign, of Borrower is pending, or, to the knowledge of Borrower, threatened, except as otherwise disclosed to the Bank in writing from time to time.

   2.8 Contract or Restriction Affecting Borrower. Borrower is not a party to nor is it bound by any contract or agreement or subject to any charter or other corporate restrictions, or subject to the renegotiation of any contract, which does or may materially and adversely affect the business, properties or condition, financial or otherwise, of Borrower, except for any contract, agreement or restrictions disclosed or reflected in the financial statements and notes thereto described in Section 2.3 hereof or as otherwise disclosed to the Bank from time to time.

   2.9 Trademarks, Franchises and Licenses. Borrower owns, possesses, or has the right to use all necessary patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, or copyright of any other Persons, except as disclosed to the Bank in writing from time to time.

   2.10 No Default. Borrower is not in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

   2.11 Governmental Authority. Borrower has received the written approval of all federal, state, local and foreign governmental authorities, if any, necessary to carry out the terms of this Agreement, and no further governmental consents or approvals are required in the making or performance of this Agreement by the Borrower, except for building and other permits and approvals applicable to the construction and operation of the Facility, which will be obtained as and when required, and in the case of building permits, prior to the commencement of the work for which they are required.

   2.12 No Untrue Statements. Neither this Agreement nor any reports, schedules, certificates, information, exhibits, agreements or instruments heretofore or simultaneously with the execution of this Agreement delivered to the Issuer, the Bank or the Trustee by Borrower in connection with the negotiation of this Agreement or the issuance and sale of the Bonds contains any material misrepresentation or untrue statement of any material fact or omits to state any material fact necessary to make this Agreement or any such reports, schedules, certificates, information, exhibits, agreements or instruments in light of the circumstances under which made not materially misleading.

   2.13 ERISA Requirements. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, or incurred any material liability to the Pension Benefit Agreement Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee pension benefit plan established or maintained by it or by any Person under common control with any of them (within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 4001(b) of ERISA), or in which employees of any of them are entitled to participate. No Reportable Event (as defined in ERISA) in connection with any such plan has occurred or is continuing, except as disclosed in writing to the Bank from time to time.

   2.14 Pollution and Environmental Control; Hazardous Substances. The Borrower has obtained (or, in respect of the Borrower's proposed operations at the Facility Site, will obtain) all permits, licenses and other authorizations which are required under, and is in material compliance with, all Federal, state, and local laws and regulations relating to pollution, reclamation or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic substances, materials or wastes. Neither the Borrower, nor to the Borrower's best knowledge any previous owner of the Facility Site, has disposed of any hazardous substances on any portion of the Facility Site except as otherwise disclosed in the Environmental Report. As used in this subparagraph, "hazardous substances" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq., and the regulations adopted pursuant to such act.

   2.15 Facility Site. The construction and operation of the Facility, as described in the plans and specifications therefor heretofore furnished to the Bank, complies in all respects with presently existing or amended zoning and other land use restrictions affecting the Facility Site, including without limitation any restrictive covenants.

   2.16 Labor Relations. The Borrower is not engaged in any unfair labor practice that could have a material adverse effect on the Borrower. There is
(i) no significant unfair labor practice complaint pending against the Borrower, to the best knowledge of the Borrower, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceedings arising out of or under any collective bargaining agreement is so pending against the Borrower or, to the best knowledge of the Borrower, threatened against it, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or, to the best knowledge of the Borrower, threatened against the Borrower and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower and, to the best knowledge of the Borrower, no union organizing activities are taking place.

                                  ARTICLE III

                        REIMBURSEMENT AND OTHER PAYMENTS

    3.1 Letter of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Letter of Credit in favor of the Credit Facility Trustee in substantially the form of Exhibit A attached hereto upon fulfillment of the applicable conditions set forth in Article VII hereof. The Bank agrees that any and all payments under the Letter of Credit will be made with the Bank's own funds.

    3.2 Reimbursement and Other Payments. Except as otherwise provided in
Section 3.3 below, the Borrower shall pay to the Bank:

        (a) on or before 3:00 P.M. on the date that any amount is drawn under the Letter of Credit, a sum (together with interest on such sum from the date such amount is drawn until the same is paid, at the rate per annum provided in clause (b) of this Section 3.2) equal to such amount so drawn under the Letter of Credit plus, to the extent permitted by applicable law, any and all reasonable charges and expenses which the Bank may pay or incur relative to the Letter of Credit;

        (b) on demand, interest on any and all amounts remaining unpaid by the Borrower when due hereunder from the date such amounts become due until payment thereof in full, at a fluctuating interest rate per annum equal at all times to the lesser of the then applicable Reimbursement Rate or the highest lawful rate permitted by applicable law;

        (c) on demand, any and all reasonable expenses incurred by the Bank in enforcing any rights under this Agreement and the other Security Instruments; and

        (d) on demand all charges, commissions, costs and expenses set forth in Sections 3.4, 3.5 and 3.9 hereof.


    3.3   Tender Advances.

    (a) If the Bank shall make any payment of that portion of the purchase price corresponding to principal and interest of the Bonds drawn under the Letter of Credit pursuant to a Tender Draft and the conditions set forth in Section 7.3 shall have been fulfilled, such payment shall constitute a tender advance made by the Bank to the Borrower on the date and in the amount of such payment (a "Tender Advance"); provided that if the conditions of said Section 7.3 have not been fulfilled, the amount so drawn pursuant to the Tender Draft shall be payable in accordance with the terms of Section 3.2(a) above. Notwithstanding any other provision hereof, the Borrower shall repay the unpaid amount of each Tender Advance, together with all unpaid interest thereon, on the earlier to occur of: (i) such date as any Bonds purchased pursuant to a Tender Draft are resold as provided in paragraph 3.3(d) hereof; (ii) on the date one year following the date of such Tender Advance; or (iii) the Termination Date. The Borrower may prepay the outstanding amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid. The Borrower shall notify the Bank prior to 11:00 A.M. Charlotte, North Carolina time on the date of such prepayment of the amount to be prepaid.

    (b) The Borrower shall pay interest on the unpaid amount of each Tender Advance from the date of such Tender Advance until such amount is paid in full, payable monthly, in arrears, on the first day of each month during the term of each

Tender Advance and on the date such amount is paid in full, at a fluctuating interest rate per annum in effect from time to time equal to the Prime Rate, provided that the unpaid amount of any Tender Advance which is not paid when due shall bear interest at the lower of the then applicable Reimbursement Rate or the highest rate permitted by applicable law, payable on demand and on the date such amount is paid in full.

    (c) Pursuant to the Pledge Agreement the Borrower has agreed that, in accordance with the terms of the Indenture, Bonds purchased with proceeds of any Tender Draft shall be delivered by the Tender Agent to the Bank or its designee to be held by the Bank or its designee in pledge as collateral securing the Borrower's payment obligations to the Bank hereunder. Bonds so delivered to the Bank or its designee shall be registered in the name of the Borrower, as provided for in Section 3 of the Pledge Agreement.

    (d) Prior to or simultaneously with the resale of Pledged Bonds, the Borrower shall prepay the then outstanding Tender Advances (in the order in which they were made) by paying to the Bank an amount equal to the sum of (A) the amounts advanced by the Bank pursuant to the corresponding Tender Drafts relating to such Bonds, plus (B) the aggregate amount of accrued and unpaid interest on such Tender Advances. Such payment shall be applied by the Bank in reimbursement of such drawings (and as prepayment of Tender Advances resulting from such drawings in the manner described above), and, upon receipt by the Bank of a certificate completed and signed by the Trustee in substantially the form of Annex F to the Letter of Credit, the Borrower irrevocably authorizes the Bank to rely on such certificate and to reinstate the Letter of Credit in accordance therewith. Funds held by the Tender Agent as a result of sales of the Pledged Bonds by the Remarketing Agent shall be paid to the Bank by the Tender Agent to be applied to the amounts owing by Borrower to the Bank pursuant to this paragraph (d). Upon payment to the Bank of the amount of such Tender Advance to be prepaid, together with accrued interest on such Tender Advance to the date of such prepayment on the amount to be prepaid, the principal amount outstanding of Tender Advances shall be reduced by the amount of such prepayment and interest shall cease to accrue on the amount prepaid.

    3.4 Commission and Fees.

    (a) The Borrower shall pay to the Bank a fee or commission at the rate of 1.125% per annum on the amount available to be drawn under the Letter of Credit (computed on the date that such commission is payable) from and including the date of issuance of the Letter of Credit until the Termination Date, payable:
(i) as to the first year of the initial period for which the Letter of Credit is issued ending November 21, 1999, on such date of issuance; and (ii) thereafter payable annually in advance on November 1 of each year.

    (b) The Borrower shall pay to the Bank, upon transfer of the Letter of Credit in accordance with its terms, a transfer fee of $1,000.

    (c) The Borrower shall pay to the Bank, upon each drawing under the Letter of Credit in accordance with its terms, a fee of $100 per drawing.


    3.5 Increased Costs Due to Change in Law. In the event of any change in any existing or future law, regulation, ruling or other interpretation having influence over the Bank which shall either: (a) impose, modify or make applicable any reserve, special deposit, capital requirement, assessment or similar requirement against the Letter of Credit; or (b) impose on the Bank any other condition regarding the Letter of Credit, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost (including a reasonable allocation of resources) or decrease the yield to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases or yield decreases resulting from such events), then, upon demand by the Bank, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost or decreased yield. A statement of charges submitted by the Bank shall be conclusive, absent manifest error, as to the amount owed.


    3.6 Computation. All payments of interest, commission and other charges under this Agreement shall be computed on the per annum basis of a year of 360 days and calculated for the actual number of days elapsed.

    3.7 Payment Procedure. All payments made by the Borrower under this Agreement shall be made to the Bank in lawful currency of the United States of America and in immediately available funds at the Bank's office in Charlotte, North Carolina before 12:00 Noon (Charlotte, North Carolina time) on the date when due, except that the time for payments made pursuant to
Section 3.2(a) shall be on or before 3:00 p.m.

    3.8 Business Days. If the date for any payment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payments of interest or commission, as the case may be.

   3.9 Reimbursement of Expenses. The Borrower will pay all reasonable legal fees (computed without regard to any statutory presumption) incurred by the Bank in connection with the preparation, execution and delivery of this Agreement, the Letter of Credit, the Security Instruments, any and all other agreements and transactions contemplated hereby and thereby and by the Bond Documents (including any amendments hereto or thereto or consents or waivers hereunder or thereunder) and will also pay all fees, charges or taxes for the recording or filing of Security Instruments. The Borrower will also pay for all reasonable out-of-pocket expenses of the Bank in connection with the administration of the Letter of Credit, this Agreement and the Security Instruments. The Borrower will, upon request, promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank to collect or satisfy any obligation of the Borrower under this Agreement or any Security Instrument, or to enforce the rights of the Bank under this Agreement or any Security Instrument, which amounts will include, without limitation, all court costs, reasonable attorneys' fees, fees of auditors and accountants and investigation expenses incurred by the Bank in connection with any such matters.

    3.10 Extension of Expiration Date. The Bank hereby agrees that the Letter of Credit shall automatically be extended for successive one-year terms from the then applicable Expiration Date unless (i) the Bank shall have notified the Borrower and the Trustee in writing at least 120 days prior to the Expiration Date, as extended from time to time pursuant to this Section 3.10, that the Bank will not extend such applicable Expiration Date or (ii) the Letter of Credit is otherwise terminated in accordance with its terms.

    3.11 Obligations Absolute. The obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

        (a) any lack of validity or enforceability of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Security Instruments or any other agreement or instrument related thereto;

        (b) any amendment or waiver of or any consent to departure from the terms of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Security Instruments or any other agreement or instrument related thereto;

        (c) the existence of any claim, set off, defense or other right which either the Borrower or the Issuer may have at any time against the Credit Facility Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Credit Facility Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the Security Instruments, the Letter of Credit, the Bond Documents, the Facility or any unrelated transaction;

        (d) any statement, draft or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever, provided the Company shall be under no obligation to make any payment hereunder resulting from the Bank's negligence in accepting any such forged or fraudulent draft or document; or

        (e) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement.

                                   ARTICLE IV

                                    SECURITY

    4.1 Security. As security for the full and timely payment and performance by the Borrower of its respective obligations hereunder, the Borrower shall on the date hereof deliver to the Bank the Security Instruments, conveying to the Bank duly perfected liens upon and security interests in the Collateral related thereto, subject only to Permitted Liens. As additional security for such obligations, the Borrower hereby assigns and pledges to the Bank, its successors and assign, and grants to the Bank, its successors and assigns, a continuing security interest in and lien on the following:

        (a) The interest of the Borrower in the Facility Fund, in the Bond Fund and in all subaccounts created and maintained under any of such funds.

        (b) The interest of the Borrower in any and all funds, securities, instruments, documents, and other property which are at any time paid to, deposited with, under the control of, or in the possession of the Bank or any of its agents, branches, affiliates, correspondents or others acting on its behalf (this security interest and lien is intended to be in addition to any right of set-off or banker's lien that the Bank may otherwise enjoy under applicable law).

    The Borrower agrees, that with respect to the security described in this Section, the Bank, its successors and assigns, shall have all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code; provided, however, that Borrower shall nevertheless be free to withdraw from time to time or otherwise obtain access to any of the funds described in subparagraph (a) above (other than the funds pledged under the Collateral Pledge Agreement), except upon the occurrence of an Event of Default which has occurred and is continuing.

    4.2 Additional Liens. The Bank hereby waives its right to take or accept as additional security for the payment or performance by the Borrower of its obligations under this Agreement any lien or security interest in or upon any property, whether real, personal or mixed owned by the Borrower or the Issuer unless the Trustee shall be granted a lien or security interest in or upon such property having equal or greater priority with the lien or security interest in favor of the Bank; provided, however, the provisions of this
Section 4.2 shall not apply at any time following the expiration or termination of the Letter of Credit, and provided further that any such lien or security interest may be first for the benefit of the Bank and then for the benefit of the Trustee.


   4.3 Casualty and Liability Insurance Required. The Borrower will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including, without limiting the generality of any other covenants contained herein or in the Bond Documents or Security Instruments:

        (a) casualty insurance on the Collateral in an amount not less than the full insurable value thereof, against loss or damage by theft, fire and lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the State of Maryland.

        (b) general comprehensive liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Collateral (such coverage to include provisions waiving subrogation against the Bank) in amounts not less than $1,000,000 with respect to bodily injury to any one person, $1,000,000 with respect to bodily injury to two or more persons in any one accident and $1,000,000 with respect to property damage resulting from any one occurrence;

        (c) liability insurance with respect to the operation of its facilities under the workers' compensation laws of the State of Maryland;

        (d) business interruption insurance with respect to a material interruption in the operation of its facilities; and

        (e) if at any time the Facility Site is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood and mud slide hazards, the Borrower shall purchase and maintain a flood insurance policy satisfactory to the Bank.

provided, however, that the insurance so required may be provided by blanket policies now or hereafter maintained by the Borrower.

    4.4 General Requirements Applicable to Insurance.

        (a) Each insurance policy obtained in satisfaction of the requirements of Section 4.3 hereof:

        (i) shall be by such insurer (or insurers) as shall be financially responsible, qualified to do business in the State, and of recognized standing;

        (ii) shall be in such form and have such provisions (including, without limitation, the loss payable clause, the waiver of subrogation clause, if any, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are acceptable in all respects to the Bank and MIDFA;

            (iii) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days prior written notice to the Bank and MIDFA;

            (iv) shall provide that losses thereunder, prior to the occurrence of an Event of Default (or event which, with notice or lapse of time or both would constitute an Event of Default) hereunder shall be adjusted with the insurer by the Borrower at its expense on behalf of the insured parties and the decision of the Borrower as to any adjustment shall be final and conclusive; and

            (v) without limiting the generality of the foregoing, all insurance policies carried on the Collateral shall name the Bank, MIDFA and the Borrower as loss payees and a parties insured thereunder, as their interests may appear, and any loss thereunder shall be made payable and shall be applied as provided in Section 4.8 hereof).

          (b) Prior to expiration of any such policy, the Borrower shall furnish the Bank and MIDFA with evidence satisfactory to the Bank that the policy or certificate has been renewed or replaced or is no longer required by this Agreement.

     4.5 Advances by Bank. In the event the Borrower shall fail to maintain, or cause to be maintained, (i) the full insurance coverage required pursuant to
Section 4.3 or (ii) the Collateral in good repair and good operating condition, the Bank may (but shall be under no obligation to), after 10 days written notice to the Borrower and the Issuer and the failure of the Borrower to obtain the required insurance or to commence (and complete with due diligence) the making of the required repairs, renewals and replacements, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and the Borrower agrees to reimburse the Bank to the extent of the amounts so advanced with interest thereon at a rate per annum equal to the Reimbursement Rate or the maximum rate permitted by law, whichever is lower, from the date of advance to the date of reimbursement. Any amounts so advanced by the Bank shall become an additional obligation of the Borrower secured by the Security Instruments.

     4.6 Borrower to Make up Deficiency in Insurance Coverage. The Borrower agrees that to the extent that the Borrower shall not carry insurance required by Section 4.3 hereof, it shall pay promptly to the Bank, for application in accordance with the provisions of Section 4.8(b)(ii) hereof, such amount as would have been received as Net Proceeds (as hereinafter defined) by the Bank, under the provisions of Section 4.8(b)(ii) hereof had such insurance been carried to the extent required.

     4.7 Eminent Domain. In the event that title to, or the temporary use of, the Collateral or any part thereof shall be taken by Eminent Domain, the Net Proceeds received as a result of such Eminent Domain shall be applied as provided in Section 4.8(b) hereof.

     4.8 Application of Net Proceeds of Insurance and Eminent Domain.

          (a) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 4.3(c), 4.3(d) and, if practicable, 7.1(c) hereof shall be applied by the Borrower toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

          (b) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Sections 7.1(c) (if not applied pursuant to clause (a) of this Section 4.8), 4.3(a) and 4.3(b) hereof (excluding the Net Proceeds of any business interruption insurance, which shall be paid to the Borrower), and the Net Proceeds resulting from Eminent Domain shall be paid and applied as follows:

          (i) if Bonds shall then be outstanding under the Indenture and no drawing under the Letter of Credit shall theretofore have been presented which has not been reimbursed by the Borrower (other than a Tender Advance), or if the obligations under the Note are then outstanding and no Event of Default has occurred hereunder or under the Note and is then continuing, then in the manner and at the times provided therefor in Section 6.8 of the Loan Agreement; and

          (ii) in all other cases, to the payment or reduction, as the case may be, of the obligations of the Borrower and the Issuer hereunder, with such allocations to principal, interest, commissions, charges and expenses as the Bank may elect.

     "Net Proceeds" when used with respect to any insurance proceeds or award resulting from, or other amount received in connection with, Eminent Domain, shall mean the gross proceeds from such proceeds, award or other amount, less all expenses (including attorneys' fees) incurred in the realization thereof.

     4.9 Parties to Give Notice. In case of any material damage to or destruction of all or any part of the Collateral, the Borrower shall give prompt notice thereof to the Bank. In case of a taking or proposed taking of all or any part of the Collateral or any right therein by Eminent Domain, the Borrower shall give prompt notice thereof to the Bank and MIDFA. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

     Until all the obligations of the Borrower hereunder to be performed and paid shall have been performed and paid in full, and for so long as the Letter of Credit shall be outstanding, the Borrower covenants and agrees that, unless the Bank and MIDFA consent otherwise in writing:

     5.1 Repayment of Obligations. The Borrower will promptly repay the payment obligations of the Borrower hereunder and under the Security Instruments when due, according to the terms of this Agreement and the Security Instruments.

     5.2 Performance Under Reimbursement Agreement and Security Instruments.
The Borrower will, and will cause each of its Subsidiaries to, perform all obligations required to be performed by each of them under the terms of this Agreement and the Security Instruments and any other agreements now or hereafter existing or entered into between the Borrower, its Subsidiaries and the Bank, subject to any applicable notice and cure provisions contained therein.

     5.3 Financial and Business Information about the Borrower. The Borrower shall deliver to the Bank and MIDFA:

          (a) As soon as practicable and in any event within 45 days after the close of each fiscal quarter of the Borrower, beginning with the close of the quarter ending December 31, 1996, (i) balance sheets and statements of income and cash flows for or relating to the quarter then ended, all prepared in accordance with Generally Accepted Accounting Principles (subject to normal year-end adjustments, absence of notes, treatment of accruals and certain other variations consistent with past practices, none of which shall be in the aggregate material), applied on a Consistent Basis, and certified by the chief executive officer and chief financial officer of the Borrower;

          (b) As soon as practicable and in any event within 120 days after the close of each fiscal year of the Borrower, beginning with the close of the current fiscal year, an audited consolidated balance sheet of Borrower and its Subsidiaries as of the close of such fiscal year (and unaudited consolidating balance sheets for the Borrower and its Subsidiaries) and audited consolidated statements of income and cash flows for the fiscal year then ended (and unaudited consolidating statements of income and cash flow), prepared by an independent certified public accountant reasonably acceptable to the Bank in accordance with Generally Accepted Accounting Principles, applied on a Consistent Basis, and accompanied by a report thereon by such certified public accountants and, with respect to such audited financial statements, containing an opinion that is not qualified with respect to scope limitations imposed by Borrower or with respect to accounting principles followed by Borrower not in accordance with Generally Accepted Accounting Principles;

          (c) Concurrently with the delivery of the financial statements described above in subsection (b), a certificate from the independent certified public accountants that in making their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any condition or event which constitutes or would constitute, upon the giving of notice or lapse of time or both, any Event of Default, or a statement specifying the nature and period of existence of any such condition or event disclosed by their examination, accompanied by a financial covenant compliance worksheet, in form reasonably satisfactory to the Bank and MIDFA;

          (d) Concurrently with the delivery of the financial statements described in subsections (a) and (b) above, (A) a certificate from the president or chief executive officer and chief financial officer of the Borrower certifying to the Bank and MIDFA that, to the best of their knowledge after review of this Agreement and appropriate inquiry, (i) the Borrower has kept, observed, performed and fulfilled (in all material respects) each and every covenant, obligation and agreement binding upon the Borrower contained in this Agreement or the Security Instruments, and
     (ii) no Event of Default, or any event which with the giving of notice or lapse of time or both would constitute an Event of Default, has occurred or, if such event has occurred, specifying any such non-observance, non-performance, non-compliance or Event of Default, and (B) a financial covenant compliance worksheet, in form satisfactory to the Bank and MIDFA;

          (e) Promptly upon issuance, each report that the Borrower shall from time to time render to any governmental agency (other than sales tax reports, employee withholding reports, state tax reports, state tax returns and similar routine reports to any governmental agency) or their shareholders;

          (f) Promptly upon the Borrower's receipt thereof, copies of any management letter or other written communications from certified public accountants, any consulting report, marketing report or any other report management may request of any Person from time to time, other than routine reports received in the ordinary course of business or deemed by the Borrower to be not material to the operations or plans of the business of the Borrower or any of its Subsidiaries; and

          (g) Upon the Bank's or MIDFA's request, such other information about the Collateral, the financial condition and operations of the Borrower and its Subsidiaries as the Bank or MIDFA may from time to time reasonably request.

     5.4 Notice of Certain Events. The Borrower shall promptly, after any senior officer of the Borrower learns or obtains knowledge of the occurrence thereof, give written notice to the Bank and MIDFA of:

          (a) any litigation or proceeding brought against the Borrower or any of its Subsidiaries which may have a material and adverse effect on the Borrower and its Subsidiaries as a whole, whether or not the claim is considered by the Borrower to be covered by insurance, and the Borrower shall, if requested by the Bank or MIDFA, set up such reserves as the Bank reasonably determines are necessary to protect the Bank against loss;

          (b) any written notice of a violation received by the Borrower or any of its Subsidiaries from any governmental regulatory body or law enforcement authority which, if such violation were established, might have a material and adverse effect on the business of the Borrower or any of its Subsidiaries or the value of the Collateral;

          (c) any labor controversy that has resulted in a strike or other work action materially affecting the Borrower or any of its Subsidiaries;

          (d) any attachment, judgment, lien, levy or order (other than Permitted Liens having an amount or value in excess of $100,000) that may be placed on or assessed against or threatened against the Borrower, any of its Subsidiaries, or the Collateral;

          (e) any other matter that has resulted in a material and adverse change in the financial condition of the Borrower and its Subsidiaries as a whole;

          (f) the removal of inventory, other than by consumption or sale in the ordinary course of business, from the places where inventory is located on the date hereof to other places, with information as to the new places where such inventory shall be maintained;

          (g) the acquisition or leasing of material items of new equipment, or the removal of material items of equipment from the places where such items or equipment is located on the date hereof to other places, with information as to the places such new or removed equipment shall be maintained;

          (h) the acquisition or leasing by the Borrower or any of its Subsidiaries of any material additional real property, or the transfer or termination of tenancy of any material existing personal or real property, and the Borrower shall, if requested by the Bank or MIDFA, deliver such other information relating to any such acquisition, leasing, transfer or termination of tenancy as the Bank or MIDFA may reasonably request.

          (i) any material changes, additions or deletions as to the material contracts of the Borrower or its Subsidiaries; and

          (j) any breach or violation of or noncompliance with any covenant or condition of this Agreement.

     5.5 Corporate Existence. The Borrower and its Subsidiaries shall maintain and preserve their corporate existence and all rights, privileges and franchises now enjoyed.

     5.6 Payment of Indebtedness; Performance of Other Obligations. The Borrower and its Subsidiaries shall pay all material Indebtedness for Money Borrowed before such indebtedness shall become past due, all taxes, assessments and other governmental charges that may be levied or assessed upon the Borrower or its Subsidiaries or the Collateral when due and all other material obligations in accordance with customary trade practices, and comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of the business of the Borrower and its Subsidiaries; provided, however, that the Borrower and its Subsidiaries may in good faith by appropriate proceedings and with due diligence contest any such indebtedness, taxes, assessments, governmental charges, acts, rules, regulations, orders and directions that do not in the Bank's reasonable judgment materially and adversely affect the value of the Collateral or the priority of the Bank's lien in the Collateral, and if requested by the Bank or MIDFA, shall establish reserves reasonably satisfactory to the Bank. The Borrower and its Subsidiaries shall also observe and remain in compliance with all laws, ordinances, governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or the conduct of its business, and all covenants and conditions of all agreements and instruments to which the Borrower or any of its Subsidiaries is a party, which failure to comply or failure to obtain would materially and adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

     5.7 Payment of Trade Accounts Payable, Etc. The Borrower and its Subsidiaries shall pay all of its trade accounts that are payable or accrued as of the date hereof (except for trade accounts that are by their terms payable on a date later than 90 days after the date hereof and trade accounts that the Borrower or one of its Subsidiaries disputes in good faith by appropriate proceedings and with due diligence) within 90 days after the date hereof and promptly deliver to the Bank and MIDFA evidence satisfactory to the Bank and MIDFA of such payment.

     5.8 Maintenance of Insurance. The Borrower and its Subsidiaries shall maintain and pay for insurance upon all Collateral in accordance with Sections
4.3 and 4.4 of this Agreement, including builder's risk insurance if applicable, wherever located, covering casualty, hazard, public liability, product liability, business interruption and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to the Bank and MIDFA, and such amounts shall not be less than the amounts required pursuant to Section 4.3, and deliver certified copies of such insurance policies to the Bank and MIDFA with satisfactory loss payable endorsements naming the Bank and MIDFA as loss payees, additional insureds and mortgagees thereunder, as appropriate. To the extent the provisions of this Section 5.8 are inconsistent with the provisions of the Mortgage or the Security Agreement, the provisions of the Mortgage or the Security Agreement, as the case may be, shall apply.

     5.9 Maintenance of Books and Records; Inspection. The Borrower and its Subsidiaries shall maintain adequate books, accounts and records, and prepare all financial statements required under this Agreement in accordance with Generally Accepted Accounting Principles (subject, in the case of unaudited interim statements, to normal year-end adjustments, absence of notes, treatment of accruals and certain other variations consistent with past practices, none of which shall be in the aggregate material) and in material compliance with the regulations of any governmental regulatory body having jurisdiction over it; and permit employees or agents of the Bank and/or MIDFA at any reasonable time to inspect the properties of the Borrower and its Subsidiaries, and to examine or audit the books of the Borrower and its Subsidiaries, accounts and records and make copies and memoranda of them. The Borrower and its Subsidiaries shall permit any representative of the Bank and/or MIDFA to visit and inspect any of the properties of the Borrower and its Subsidiaries, to examine all books of accounts, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower with its officers, employees and independent public accountants and attorneys (and by this provision the Borrower and its Subsidiaries authorize said accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested, but in any event at least twice during each fiscal year of the Borrower provided, however, that, except in an apparent emergency situation, neither Bank nor MIDFA, nor their agents or representatives, may enter any areas of the Property which are proprietary areas or areas designed for laboratory or related manufacturing activity which would be disturbed or destroyed as a result of entrance by unauthorized persons (collectively, the "Clean Areas") without at least three (3) days prior written notice to Borrower, and then only upon reasonable conditions established by Borrower to maintain the integrity of the Clean Areas.

     5.10 Comply with ERISA. The Borrower and its Subsidiaries shall at all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any employee benefit plan; promptly after the filing thereof, furnish to the Bank and MIDFA copies of any annual report required to be filed under ERISA in connection with each employee benefit plan; not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any employee benefit plan that could result in liability to the Pension Benefit Guaranty Corporation; notify the Bank and MIDFA as soon as practicable of any "reportable event" (as defined in Section 4043(b) of ERISA) and of any additional act or condition arising in connection with any employee benefit plan which the Borrower or any of its Subsidiaries believe might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer such plan; and furnish to the Bank and MIDFA upon the Bank's or MIDFA's request, such additional information about any employee benefit plan as may be reasonably requested. Neither the Borrower nor any of its Subsidiaries will permit the occurrence of any "prohibited transaction" (as defined in ERISA).

     5.11 Consolidated Omnibus Budget Reconciliation Act. Each of the employee benefit plans of the Borrower and its Subsidiaries shall at all times satisfy the requirements set forth in Section 4980B of the Internal Revenue Code of 1986, as amended, and all regulations from time to time promulgated thereunder, and such other provisions of the Internal Revenue Code that replace or complement such Section.

     5.12 Maintenance of Properties; Conduct of Business. The Borrower and its Subsidiaries shall conduct their business in an orderly, efficient and customary manner, keep its properties used in the operations of its business in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties is obsolete or is being replaced) so that the efficiency of such property shall be fully maintained and preserved. The Borrower and its Subsidiaries shall file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by any governmental authority and which, if not timely filed, would have a material and adverse effect on the Borrower or any of its Subsidiaries or the Collateral.

     5.13  [INTENTIONALLY LEFT BLANK]

     5.14 Taxes and Liens. Promptly pay, or cause to be paid, all taxes, assessments or other governmental charges which may lawfully be levied or assessed upon the income or profits of the Borrower or upon any property, real, personal or mixed, belonging to the Borrower or upon any part thereof, and also any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against any such property; provided, however, the Borrower shall not be required to pay or cause to be paid any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings and, if requested by the Bank or MIDFA, reserves with respect thereto acceptable to the Borrower's independent certified public accountants shall be established and maintained; but provided further that any such tax, assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same unless a surety bond satisfactory to the Bank is obtained and delivered to the Bank and MIDFA.

     5.15 Observe all Laws. Conform to and duly observe all laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its business.

     5.16 Employment Count. Upon request, but not more frequently than twice annually, supply the employment ocunt at the Borrower's premises to MIDFA.

     5.17 Equal Employment. Prohibit discrimination on the basis of (i) political or religious opinion or affiliation, marital status, race, color, creed, or national origin, or (ii) sex or age, except when sex or age constitutes a bona fide occupational qualification, or (iii) the physical or mental disability of a qualified individual with a disability. Upon the request of MIDFA or the Department of Business and Economic Development ("DBED"), the Borrower will submit to MIDFA or DBED information relating to its employment practices and operations, with regard to the above on a form to be prescribed by DBED.

    5.18 Drug and Alcohol Free Workplace. Comply with the State of Maryland's policy concerning drug and alcohol free workplaces, as set forth in COMAR
01.01.1989.18 and 21.11.08 or similar regulations as adopted by DBED and remain in compliance so long as MIDFA's insurance remains in effect.

    5.19 Appraisals. Permit the Bank and/or MIDFA from time to time, at the Borrower's reasonable expense, to order an appraisal of the Facility to be performed by an appraiser or appraisers selected by the Bank and/or MIDFA, in their sole discretion; provided, however, that the Borrower shall only be obligated to pay for one appraisal of the Facility in any twelve month period unless an Event of Default has occurred and is continuing. The Borrower further agrees (a) to fully cooperate with such appraisers, (b) to provide such appraisers with reasonable access to the Facility and with any information regarding the Facility as is reasonably requested, and (c) to permit the Bank and MIDFA, their agents and representatives, to disclose to such appraisers any and all information it may have with regard to the Facility, the Borrower and the transaction described herein as the Bank and MIDFA, in their reasonable discretion, determines is necessary to provide for an accurate appraisal of the Facility.


     5.20 Tangible Net Worth. Maintain a tangible net worth (including subordinated debt) of not less than (i) $4,250,000 from December 31, 1996 to and including March 31, 1997, and (ii) $4,500,000 as of each quarter-end hereafter, measured quarterly (determined in accordance with Generally Accepted Accounting Principles on a Consistent Basis).

     5.21 Debt to Worth Ratio. Maintain at all times a ratio of debt to tangible net worth (including subordinated debt) not greater than 2.25 to 1.0, measured quarterly (determined in accordance with Generally Accepted Accounting Principles on a Consistent Basis).

     5.22 EBITDA Ratio. Maintain at all times a ratio of EBITDA (earnings before interest, taxes, depreciation and amortization) plus operating lease and rental expenses (as shown on the most recent financial statements of the Borrower) to principal and interest due under indebtedness of the Borrower plus operating and lease expenses of not less than 1.20 to 1.0, measured quarterly (determined in accordance with Generally Accepted Accounting Principles on a Consistent Basis).

     5.23 Current Ratio. Maintain at all times a ratio of current assets to current liabilities of not less than 2.5 to 1.0, measured quarterly (determined in accordance with Generally Accepted Accounting Principles on a Consistent Basis).

     Notwithstanding anything herein to the contrary, the value of the "Collateral" (as described in the Collateral Pledge Agreement) shall be included as a current asset of the Borrower in determining compliance of the Borrower for the covenants contained in Sections 5.20, 5.21, 5.22 and 5.23 hereof.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

     Until all the obligations to be performed and paid hereunder shall have been performed and paid in full, and for so long as the Letter of Credit shall be outstanding, unless the Bank and MIDFA shall otherwise consent in writing, the Borrower will not, and will not permit any Subsidiary to, either directly or indirectly:

     6.1 Merger and Dissolution. Liquidate, windup or dissolve, or enter into any consolidation, merger, share exchange, syndicate or other combination, or sell, lease or dispose of, in a single transaction or a series of related transactions, its business or assets as a whole or such part as in the opinion of the Bank or MIDFA constitutes a substantial portion of its business or assets or change its name.

     6.2 Acquisitions. Acquire the business or all or a substantial portion of the assets of any Person, whether by purchase of stock, assets or otherwise.

     6.3 Indebtedness. Create, incur or suffer to exist any Indebtedness for Money Borrowed or the equivalent (including any indebtedness incurred as a general partner or as a joint venturer) except for: (a) the obligations owed to the Bank under this Agreement; (b) the obligations owed to the Issuer under the Loan Agreement; (c) current trade accounts payable or accrued by the Borrower or any of its Subsidiaries in the ordinary course of its business, provided that the same shall be paid when due in accordance with customary trade terms unless contested by appropriate proceedings; (d) indebtedness secured by Permitted Liens; (e) any indebtedness of the Borrower to the Bank under the Bank Loan and Security Agreement (as defined in the Subordination Agreement)

     6.4 Liens and Encumbrances. Create, assume or suffer to exist any deed of trust, mortgage, encumbrance (other than a lien of attachment, judgment or execution or other involuntary lien) or security interest (including the interest of a conditional seller of goods) securing a charge or obligation, on or of any of its property, real or personal, whether now owned or hereafter acquired, including without limitation any raw materials inventory or work in process, except for the liens and security interests in favor of the Bank created by this Agreement and the Security Instruments and Permitted Liens.

     6.5 Disposition of Assets. Sell, lease, transfer, convey or otherwise dispose of any of its assets or property, including without limitation, the Collateral, except for sales of inventory in the ordinary course of business and the sale of equipment and other assets in the ordinary course if replaced with equipment and/or other assets of equivalent value provided that any such sale of equipment or other assets must be approved by the Bank (such consent not to be unreasonably withheld).

     6.6 Restricted Investments. Except for Government Obligations, purchase, invest in or otherwise acquire, directly or indirectly, any stock, evidence of indebtedness, or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person.

     6.7 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Borrower of any asset that has been sold or transferred by the Borrower to such Person.

     6.8 New Business. Engage in any business other than the business in which the Borrower is currently engaged or a business reasonably related thereto or make any material change thereto, if such action substantially affects the material financial condition of the Borrower and its Subsidiaries taken as a whole.

     6.9 Subsidiaries or Partnerships. Create any new Subsidiary or transfer any assets to a Subsidiary, or become a partner or joint venturer in any partnership or joint venture.

     6.10 Guaranties. Guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person except guaranties issued in favor of the Bank and endorsements in the ordinary course of the Borrower's business.

     6.11 Transactions Affecting the Collateral. Enter into any transaction that materially and adversely affects the Collateral or the Borrower's ability to repay any Indebtedness for Money Borrowed or the obligations hereunder.

     6.12 Hazardous Wastes. Permit, in violation of any federal, state or local laws, regulations or orders, any hazardous or toxic wastes, contaminants, oil, radioactive or other materials the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any federal, state or local agency, authority or governmental unit to be brought on to any real property owned by the Borrower, or if so brought or found located thereon, shall be immediately removed, with proper disposal, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such laws, ordinances and regulations, and the Borrower's obligations hereunder shall survive any foreclosure of the Mortgage. The Bank shall have the right (at the expense of the Borrower not to exceed $200) to obtain an updated environmental report for the Property once every twenty-four (24) months after the date hereof. In the event that the Bank has a legitimate reason to believe that a violation of applicable environmental laws has occurred, the Bank may (at the expense of the Borrower) obtain a complete environmental report for the Property from a qualified environmental engineer selected by the Bank.

     6.13 Fiscal Year. Change its fiscal year from a March 31 year end without the prior written consent of the Bank and MIDFA, which consent shall not be unreasonably withheld.

     6.14 Management. Fail to notify the Bank and MIDFA of any change in the senior executive management of the Borrower at the time that such change occurs.


                              ARTICLE VII

              CONDITIONS TO ISSUANCE OF LETTER OF CREDIT

     7.1 Conditions on Issuance. On or prior to the date hereof, the Borrower shall have furnished to the Bank and MIDFA, in form satisfactory to the Bank and MIDFA, the following:

          (a) two executed counterparts of this Agreement;

          (b) executed counterparts of each of the Bond Documents (except for the Note and the Bonds, as to which a specimen copy may be furnished) and the Security Instruments;

          (c) a mortgagee title insurance policy dated the date of Closing together with evidence that all premiums in respect of such policy have been paid, which policy shall: (i) be in an amount not less than [$7,280,000]; (ii) ensure that the Mortgage creates a valid first lien on the property covered by such Mortgage free and clear of all defects and encumbrances (except those acceptable to the Bank); (iii) name the Bank and MIDFA as insured parties thereunder; (iv) be the form of ALTA Loan Policy-1992 (amended 10-17-92) or other form approved by the Bank and MIDFA; and (v) contain such endorsements and effective coverage as the Bank and MIDFA may reasonably request;

          (d) a physical survey containing maps or plats of the perimeter or boundaries of the Facility Site certified to the Bank, MIDFA and the title insurance company, in a manner acceptable to each of them, dated a date satisfactory to the Bank, MIDFA and the title insurance company, by an independent professional licensed land surveyor satisfactory to the Bank and the title insurance company, which survey shall indicate the following:
     (i) the locations on such site of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the site and width thereof; (iii) all access and other easements appurtenant to the site or necessary or desirable to use the site; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the site or otherwise known to the surveyor; (v) any encroachment on any adjoining property by the building structures and improvements on the site; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map, all informed satisfactory to the

     Bank and MIDFA; together with certification from an independent professional licensed land surveyor satisfactory to the Bank and MIDFA as to the location of the Facility or any property covered by the Mortgage in any "special flood hazard" area within the meaning of the Federal Flood Disaster Protection Act of 1973, or such other form of survey acceptable to the Bank and MIDFA;

          (e) evidence of compliance with the insurance requirements contained herein (upon which there shall be affixed appropriate loss payable clauses);

          (f) opinions dated the date hereof addressed to, and in form and substance acceptable to, the Bank and MIDFA from the Issuer's counsel and Bond Counsel, as to such matters as the Bank and MIDFA may reasonably require;

          (g) an opinion of counsel for the Borrower dated the date hereof addressed to the Bank and MIDFA, and substantially in the form attached hereto as Exhibit C, or otherwise in form and substance reasonably acceptable to, the Bank;

          (h) a certified copy of the corporate resolutions or the Borrower's Board of Directors authorizing this transaction;

          (i) (i) a copy of the Articles of Incorporation of the Borrower, certified as of a date no earlier than 30 days prior to the date of issuance of the Bonds by the Maryland State Department of Assessments and Taxation; and (ii) a certificate dated no earlier than 30 days prior to the date of issuance of the Bonds of the Maryland State Department of Assessments and Taxation as to the good standing of the Borrower;

          (j) an opinion from Miles & Stockbridge and Chewanney A. Brown, Esquire, Co-Bond Counsel, or a letter in substantially the form of Exhibit D hereto consenting to the Bank's reliance on certain opinions delivered by such counsel in form and substance satisfactory to the Bank and its counsel;

          (k) copies of all governmental approvals required in connection with this transaction, including resolution of the Issuer authorizing the issuance of the Bonds;

          (l) evidence of payment to the Bank of the initial annual letter of credit commission pursuant to Section 3.4 of this Agreement;

          (m) evidence satisfactory to the Bank and MIDFA that any documents (including, without limitation, financing statements) required to be recorded or filed in order to create, in favor of the Bank, a perfected lien on and security interest all real and personal property covered by the Mortgage and the Security Agreement have been properly (or will be promptly) recorded or filed in each office in each jurisdiction required in order to create, in favor of the Bank, a perfected lien on and security interest in the respective Collateral described therein; and the Bank and MIDFA shall have received evidence of all such recordation and acknowledgment copies of all such filings (or, in lieu thereof, the Bank and MIDFA shall have received other evidence satisfactory to the Bank and MIDFA that all such filings have been or will be made), and the Bank and MIDFA shall have received evidence that all necessary recordation and filing fees and all documentary taxes or other expenses related to such filings are recordations have been or will be paid in full;

          (n) an executed counterpart of the Commitment Letter;

          (o) a reliance letter from the company which prepared the Environmental Report authorizing the Bank and MIDFA to rely upon the Environmental Report to the same extent as if the Environmental Report had been addressed to the Bank and MIDFA;

          (p) those documents and information relating the Facility as specifically set forth in the Commitment Letter;

          (q) such other documents, instruments and certifications as the Bank or MIDFA may reasonably require; and

          (r) an executed counterpart of the MIDFA Insurance Agreement.

     7.2  Additional Conditions Precedent to Issuance of the Letter of Credit.

          (a) The obligation of the Bank to issue the Letter of Credit shall be subject to the further conditions precedent that on the date of issuance the following statements shall be true and the Bank and MIDFA shall have received a certificate signed by an authorized officer of the Borrower, dated the date of issuance, stating that:

             (i) The representations and warranties contained in Article II of this Agreement, Section 2.2 of the Loan Agreement, and in the Security Instruments are correct in all material respects on and as of the date of issuance of the Letter of Credit as though made on and as of such date; and

             (ii) No event has occurred or would result from the issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

          (b) there shall have been no introduction of or change in, or in the interpretation of, any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letter of Credit, no outbreak or escalation of hostilities or other calamity or crisis affecting the Bank, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States or North Carolina banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.

     7.3 Conditions Precedent to Each Tender Advance. Each payment made by the Bank under the Letter of Credit pursuant to a Tender Draft shall constitute a Tender Advance hereunder only if on the date of such payment the following statements shall be true:

          (i) The representations and warranties contained in Article II of this Agreement, Section 2.2 of the Loan Agreement, and in the Security Instruments are correct in all material respects on and as of the date of such Tender Advance as though made on and as of such date; and

          (ii) No event has occurred or would result from such Tender Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Unless the Borrower shall have previously advised the Bank in writing or the Bank has actual knowledge that one or more of the above statements is no longer true, the Borrower shall be deemed to have represented and warranted, on the date of payment by the Bank under the Letter of Credit pursuant to a Tender Draft, that on the date of such payment the above statements are true and correct.

                                  ARTICLE VIII

                                    DEFAULT

     8.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement, whereupon all obligations of the Borrower hereunder, whether then owing or contingently owing, will, at the option of the Bank or its successors or assigns, immediately become due and payable by the Borrower without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Borrower will pay the reasonable attorneys' fees incurred by the Bank, or its successors or assigns, in connection with such Event of Default or recourse against any Collateral held by the Bank, or its successors or assigns, as security for the obligations hereunder:

          (a) Failure of the Borrower to pay when due (i) any payment of principal, interest, commission, charge or expense referred to in Article III hereof, except for amounts owed by the Borrower pursuant to a Tender Advance under Section 3.3 and (ii) any payment of principal or interest referred to in Section 3.3 hereof; or

          (b) The occurrence of an "event of default" or an "Event of Default" (beyond any applicable cure period) under any of the Security Instruments or any of the Bond Documents or the Creditor Security Agreement or any of the documents executed in connection with the Creditor Security Agreement;

          (c) The Borrower defaults (beyond any applicable cure period) in the payment of principal or interest on any other Indebtedness for Money Borrowed (other than the indebtedness to the Bank arising hereunder) beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or conditions contained in any agreement under which any such obligation is created, if the effect of such default is to cause, or permit the holder or holders of such obligation to cause such obligation to become due prior to its stated maturity, and the acceleration of such obligation would have a material and adverse effect on the business or financial condition of the Borrower; or

          (d) Any representation, warranty, certification or statement made by the Borrower herein, or in any writing furnished by or on behalf of the Borrower in connection with the loan by the Issuer under the Loan Agreement or pursuant to this Agreement, or any of the Security Instruments shall have been false, misleading or incomplete in any material respect on the date as of which made; or

          (e) The Borrower defaults in the performance or observance of any agreement, covenant, term or condition binding on it in Articles V (other than Sections 5.6, 5.7, 5.9, 5.10, 5.11, 5.12, 5.15, 5.16, 5.17, 5.18 or
     5.19) and VI hereof; or

          (f) The commencement of the liquidation or dissolution of the Borrower, or suspension of the business of the Borrower or filing by the Borrower of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code"), or under any other insolvency act or law, state or Federal, now or hereafter existing, or any other action of Borrower indicating its consent to, approval of, or acquiescence in any such petition or proceeding, or the application by the Borrower for (or the consent or acquiescence to) the appointment of a receiver or a trustee of the Borrower or an assignment for the benefit of creditors, the inability of the Borrower or the admission by the Borrower in writing of its inability to pay its debts as they mature; or

          (g) The filing of an involuntary petition against the Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing, or the involuntary appointment of a receiver or trustee of the Borrower or for all or a substantial part of its property, and the continuance of any of such action for (90) days undismissed or undischarged; or the issuance of an order for attachment, execution or similar process against any substantial part of the property of the Borrower and the continuance of any such order for (90) days undismissed or undischarged; or

          (h) The entry of an order in any proceedings against the Borrower decreeing the dissolution or split-up of the Borrower; or

          (i) The entry of a final judgment against the Borrower, which with other outstanding final judgments against the Borrower exceeds an aggregate of $100,000, if within thirty (30) days after entry thereof such judgment shall not have been discharged or bonded or execution thereof stayed pending appeal, or if within thirty (30) days after the expiration of any such stay such judgment shall not have been discharged or bonded; or

          (j) There occurs any abandonment or change in ownership of the Facility; or

          (k) The dissolution of termination of the existence of the Borrower;

          (l) The Borrower defaults in the performance or observance of any provision of this Agreement (other than those described above in this Section 8.1) and such default is not cured within 30 days after notice thereof is sent to the Borrower;

then upon the occurrence of an Event of Default and at any time thereafter, the Bank may (A) pursuant to Section 902 of the Indenture, advise the Credit Facility Trustee that an Event of Default has occurred and instruct the Credit Facility Trustee to declare the principal of all Bonds then outstanding and interest thereon to be immediately due and payable, and (B) proceed hereunder, and under any of the Security Instruments and, to the extent therein provided, under the Bond Documents, in such order as it may elect and the Bank shall have no obligation to proceed against any Person or exhaust any other remedy or remedies which it may have and without resorting to any other security, whether held by or available to the Bank.

     8.2 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Security Instruments, or now or hereafter existing at law or in equity or by statute.

     8.3 Anti-Marshalling Provisions. The right is hereby given by the Borrower to the Bank to make releases (whether in whole or in part) of all or any part of the Collateral under the Security Instruments agreeable to the Bank without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining Collateral conferred under such documents, nor release the Borrower from liability for the obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Bank, the Bank shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided herein, or in the Security Instruments. The Borrower hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or therein.

     8.4 Confession of Judgment. Upon the occurrence of an Event Default, the Borrower authorizes the clerk or any attorney designated by the Bank or any clerk of any court of record to appear for it in any court of record and confess judgment against it without prior hearing, in favor of the Bank for and in the amount equal to such of the obligations of the Borrower which have been due and payable under Section 8.1 hereof plus interest accrued and unpaid thereon, all other amounts then due and payable hereunder, costs of suit and an attorney's fee in an amount equal to fifteen percent (15%) of such obligations plus all accrued and unpaid interest thereon, provided, however, (a) if the actual attorney's fees incurred by the Bank are less than 15% of such obligations (plus all accrued and unpaid interest thereon), the Bank will refund (to the extent actually collected) to the Borrower an amount equal to the difference between 15% of such obligations (plus all accrued and unpaid interest thereon) and the amount of such actual attorney's fees (after all of such obligations have been paid in full), or (b) if the actual attorney's fees incurred by the Bank or other holder hereof exceed 15% of such obligations (plus all accrued and unpaid interest thereon, whether by reason of judgment being contested or otherwise, the Borrower will pay to the Bank on demand the amount of any such excess. The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto. Such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Bank shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 Indemnification. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any Person): (i) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, provided that the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (A) the willful misconduct or gross negligence of the Bank in connection with paying drafts presented under the Letter of Credit or (B) the Bank's willful or negligent failure to pay under the Letter of Credit (other than in connection with a court order) after the presentation to it by the Credit Facility Trustee or a successor corporate fiduciary under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit; or (ii) by reason of or in connection with the execution, delivery or performance of any of the Related Documents or any transaction contemplated by any thereof. In addition, if the Borrower has generated, stored, or disposed of any hazardous substances on the Facility Site, the Borrower agrees to indemnify the Bank against any liability, cost and expense, including reasonable attorneys' fees, arising out of or resulting from any such generation, storage, disposal or location. Anything herein to the contrary notwithstanding, nothing in this Section 9.1 is intended or shall be construed to limit the Borrower's reimbursement obligation contained in Article III hereof. Without prejudice to the survival of any other obligation of the Borrower, the indemnities and obligations of the Borrower contained in this Section 9.1 shall survive the payment in full of amounts payable pursuant to Article III and the Termination Date.

     9.2 Transfer of Letter of Credit. The Letter of Credit may be transferred and assigned in accordance with the terms of the Letter of Credit.

     9.3 Reduction of Letter of Credit.

          (a) The Letter of Credit is subject to reduction pursuant to its terms.

          (b) If the amount available to be drawn under the Letter of Credit shall be permanently reduced in accordance with the terms thereof, then the Bank shall have the right to require the Credit Facility Trustee to surrender the Letter of Credit to the Bank and to issue on such date, in substitution for such outstanding Letter of Credit, a substitute irrevocable letter of credit, substantially in the form of the Letter of Credit but with such changes therein as shall be appropriate to give effect to such reduction, dated such date, for the amount to which the amount available to be drawn under the Letter of Credit shall have been reduced.

     9.4 Liability of the Bank. The Borrower, to the extent permitted by applicable law, assumes all risks of the acts or omissions of the Trustee, the Credit Facility Trustee and any beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers, directors, employees, agents or consultants shall be liable or responsible for:

          (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Credit Facility Trustee or any beneficiary or transferee in connection therewith;

          (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

          (d) any other circumstances whatsoever in any way related to the making or failure to make payment under the Letter of Credit;

except only that the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent but only to the extent, of any direct, as opposed to consequential damages suffered by the Borrower which the Borrower proves were caused by (i) willful misconduct or gross negligence of the Bank in determining whether documents presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) willful failure of the Bank to pay under the Letter of Credit after the presentation to it by the Credit Facility Trustee or a successor trustee under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     9.5 Successors and Assigns. This Agreement shall be binding upon the Borrower, its successors and assigns and all rights against the Borrower arising under this Agreement shall be for the sole benefit of the Bank, its successors and assigns, all of whom shall be entitled to enforce performance and observance of this Agreement to the same extent as if they were parties hereto. The Bank will not sell or assign the obligations of the Borrower hereunder to any competitor of the Borrower, as reasonably determined by the Bank.

     9.6 Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when hand delivered or mailed first class, certified or registered mail, postage prepaid, addressed as follows or to such other address as the parties hereto shall have been notified pursuant to this Section 9.6:

                      Borrower:   Chesapeake Biological Laboratories, Inc.
                                  6000 Metro Drive
                                  Baltimore, Maryland 21215
                                  Attention: John C. Weiss, III, President

                      With a
                      copy to:    Douglas M. Fox, Esquire
                                  Ballard, Spahr, Andrews & Ingersoll
                                  Suite 1900
                                  300 East Lombard Street
                                  Baltimore, Maryland 21202

                      Bank:       First Union National Bank of North Carolina

                           Two First Union Center, T-7
                          Charlotte, North Carolina 28288
                        Attention: International Operations


except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed, in which event said notice, request or demand shall be effective only upon receipt by the addressee.

     9.7 Amendment. This Agreement may be amended, modified or discharged only upon an agreement in writing of the Borrower and the Bank.

     9.8 Effect of Delay and Waivers. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy now or hereafter existing at law or in equity or by statute, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter waived by the other party so empowered to act, such waiver shall be limited to the particular breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

     9.9 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.10 Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

     9.11 Cost of Collection. The Borrower shall be liable for the payment of all fees and expenses, including attorneys' fees (computed without regard to any statutory presumption), reasonably incurred in connection with the enforcement of this Agreement.

     9.12 Set Off. Upon the occurrence of an Event of Default hereunder, the Bank is hereby authorized, without notice to the Borrower, to set off, appropriate and apply any and all monies, securities and other properties of the Borrower hereafter held or received by or in transit to the Bank from or for the Borrower, against the obligations of the Borrower irrespective of whether the Bank shall have made any demand hereunder or under any Security Instrument; provided, however, that the Bank hereby waives any such right, and any other right which it may have at law or otherwise to set off and apply such deposits at any time held, if, when and after there shall be a drawing under the Letter of Credit during the pendency of any proceeding by or against the Borrower or the Issuer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of either of them or either of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, custodian, trustee or other similar official for either of them or for any substantial part of either of their property.

     9.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. The Borrower hereby acknowledges that the Letter of Credit shall be governed by and construed in accordance with Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500.

     9.14 References. The words "herein", "hereof", "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.

     9.15 Taxes, Etc. Any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect of the Letter of Credit, this Agreement or the Security Instruments shall be paid by the Borrower upon demand by the Bank, together with interest and penalties, if any.

     9.16 CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN BALTIMORE CITY, MARYLAND OR ANY FEDERAL COURT LOCATED WITHIN THE STATE OF MARYLAND, FOR ANY PROCEEDING TO WHICH THE BANK IS A PARTY AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS INDICATED IN SECTION 9.6 OR AT SUCH OTHER ADDRESS AS THE BORROWER MAY HAVE DESIGNATED IN WRITING TO THE BANK, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. TO THE EXTENT PERMITTED BY LAW, THE BORROWER VOLUNTARILY AND KNOWINGLY WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING INSTITUTED HEREUNDER, OR ARISING OUT OF OR IN CONNECTION WITH THIS REIMBURSEMENT AGREEMENT, OR ANY PROCEEDING TO WHICH THE BANK IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BANK OR THE BORROWER, AND THE BORROWER CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE

RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. IN THE EVENT THAT THE BORROWER'S WAIVER OF JURY TRIAL HEREIN SHALL BE DETERMINED TO BE INVALID OR UNENFORCEABLE AS A MATTER OF LAW, THE BORROWER AND THE BANK AGREE THAT THE PROVISIONS OF ANNEX 1 TO THE REIMBURSEMENT AGREEMENT SHALL GOVERN AS TO THE MATTERS SET FORTH THEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION AND PROCEEDING AGAINST THE BORROWER OR THE COLLATERAL IN THE COURTS OF ANY JURISDICTION THAT HAS JURISDICTION OVER THE BORROWER OR THE COLLATERAL.

     9.17 Indirect Means. Any act which the Borrower is prohibited from doing shall not be done indirectly through a Subsidiary or by any other indirect means.

     9.18 Entire Agreement. This Agreement and the other Letter of Credit Documents shall completely and fully supersede all other prior agreements (including, the Commitment Letter), both written and oral, between the Bank and the Borrower relating to the Letter of Credit and the obligations of the Borrower to the Bank in regard thereto.

     9.19 Authority to Act on Behalf of the Bank. With respect to the acquisition of the Facility and disbursement of funds therefor, the Bank hereby authorizes FUNBMD to take any actions as may be necessary to carry out the purposes of this Agreement, including, without limitation, the giving or withholding of consents or approvals related to disbursements from the Facility Fund, on behalf of the Bank.

                                   ARTICLE X

                            ACQUISITION OF FACILITY

    10.1 Covenants by Borrower With Respect to Acquisition of Facility. With respect to the acquisition of the Facility, the Borrower hereby covenants and agrees with the Bank and MIDFA that:

        (a) Time of Completion. It will cause the acquisition of the Facility to be prosecuted with diligence and continuity in accordance with the Plans and Specifications and will complete, on or before December 31, 1997 (the
"Projected Completion Date"), (i) the renovation of and construction of improvements on the Real Property (collectively, the "Improvements") in accordance with the Plans and Specifications, and (ii) the purchase and installation of the Equipment in the Plant all of which shall be completed free and clear of liens, security interests or claims (except for Permitted Liens.)

        (b) Building Permits. All necessary building and other governmental permits have been obtained with respect to the Facility or will be obtained prior to commencing the particular work for which they are required.

        (c) Plans and Specifications; Changes in Construction Contracts. The Plans and Specifications are satisfactory to the Borrower, have been approved (or will be prior to commencing the particular work for which approvals are required), to the extent required by applicable law or any effective restrictive covenant, respectively, by all local authorities and the beneficiary of any such covenant; the Plans and Specifications to be approved have also been approved by the Borrower, the Bank, and the Bank's inspector for the Facility (the "Inspector"); all construction, if any, heretofore performed on the Improvements has been performed within the perimeter of the Real Property in accordance with the Plans and Specifications and in accordance with any restrictive covenants applicable thereto; there are no material structural defects in the Improvements; and no material violation of any law exists with respect to the Property. The Borrower shall not permit any changes in the Plans and Specifications (after they have been delivered to the Bank) or any change orders in the construction contracts for the Facility (after they have been delivered to the Bank) which would increase the amount thereof without the prior written consent of the Bank and any governmental authorities having jurisdiction if such consent is required.

        (d) Inspection. The Borrower will permit the Bank and its representatives (including but not limited to the Inspector) to enter upon any of the Real Property, to inspect the Facility and all materials to be used in the acquisition thereof, and to examine all detailed plans and drawings which are or may be kept at the site, and will cooperate, and cause the contractors of the Borrower to cooperate, with the Bank and the Inspector in connection with any such inspections.

        (e) Delivery of Certain Documents to Bank. The Borrower will deliver to the Bank, on demand, copies of any contracts, bills of sale, statements, receipted vouchers or agreements, under which the Borrower claims title to any materials, fixtures or articles incorporated in any of the Facility or subject to the lien of the Security Instruments.

        (f) Correction of Defects. The Borrower, upon demand by the Bank, will commence and proceed promptly and diligently to correct any structural defect in the Facility or any departure from the Plans and Specifications not approved as herein provided. The Bank shall determine in its reasonable discretion whether the Borrower is acting promptly and diligently. No approval by the Bank of any disbursement by the Trustee from the Facility
Fund will constitute a waiver of the Bank's right to require compliance with this covenant with respect to any such defects or departures from the Plans and Specifications.

        (g) Identification of Contractors, Subcontractors and Suppliers. At the Bank's request, the Borrower will deliver to the Bank the names of all persons with whom it intends to contract for the acquisition of the Facility or for the furnishing of labor or materials therefor, and a copy of each contract, subcontract and agreement relating thereto, and obtain the approval of the Bank prior to executing any contract or any subcontract with respect to the acquisition of the Facility.

        (h) Books and Records. During the acquisition of the Facility, the Borrower will keep adequate records and books of account with respect to the Facility and will permit the Bank, by its agents, accountants and attorneys, to visit and inspect the Facility and examine such records and books of account and to discuss the affairs, finances and accounts pertaining thereto with representatives and agents of the Borrower at such reasonable times as may be requested by the Bank.

        (i) Compliance with Restrictions etc. The Borrower will comply (in all material respects) with all applicable building restrictions, zoning ordinances, building codes, environmental protection requirements and other governmental requirements applicable to the Facility.

        (j) Payment of Contractors. The Borrower will promptly pay or cause to be paid all of the contractors, subcontractors and materialmen performing work in connection with the Facility the amounts justly due to them, and receive the disbursements from the Facility Fund, and apply such disbursements solely for the purpose of paying the costs of the completion of the Facility.

            No person contracting with the Borrower with respect to the acquisition of the Facility shall have the right to be reimbursed by the Bank or the Trustee under any circumstances whatsoever. The participation of the Bank and the Trustee in the transactions contemplated hereby shall not in any way be construed as obligating the Bank or the Trustee to any person or entity for the payment of any expense incurred with respect to the acquisition of the Facility.

        (k) Location Surveys. As soon as the footings and foundations (if any) of any new Improvements to be constructed as part of the Facility are in (if deemed necessary by the Bank), the Borrower shall cause to be delivered to the Bank a location survey prepared by surveyor approved by the Bank showing the location of such new Improvements in relation to the boundary lines thereof and setback restrictions applicable thereto and stating that such location is in compliance with all setback and other applicable restrictions. As construction of such new Improvements progresses, and upon their completion, the Borrower will supply such further location surveys as the Bank may reasonably require from time to time to assure itself that such new Improvements do not extend beyond such boundary lines and setback and other restrictions.

     10.2 Enforcement of Remedies Against Contractors and Subcontractors and Their Sureties. The Borrower covenants that it will take such action and institute such proceedings as shall be necessary to cause and require all contractors, subcontractors, and material suppliers to complete their contracts related to the Facility diligently in accordance with the terms of such contracts, including (without limitation) the correcting of any defective work.

     10.3 Application of Proceeds of the Bonds.

          (a) General. Pursuant to Section 401 of the Indenture, the proceeds of the Bonds will be deposited into the Facility Fund and will be disbursed from the Facility Fund to the Borrower or for the account of the Borrower to pay the costs of the acquisition of the Facility, or to reimburse the Borrower for the payment of the costs of the acquisition of the acquisition of the Facility, approved by the Bank, as the acquisition of the Facility progresses. Disbursements shall be made only against requisitions in the form attached to the Indenture as Exhibit A and made a part thereof, which requisitions must be signed by an authorized officer of the Borrower and approved by the Bank pursuant to the procedures set forth herein and in the Indenture.

              The Bank, subject to the terms and provisions hereof, will approve disbursements of the proceeds of the Bonds from the Facility Fund as follows:

                  (i) A portion of such proceeds may be advanced to pay the costs of issuance of the Bonds.

                  (ii) A portion of such proceeds may be advanced to pay for costs of the acquisition of the Real Property and the renovation and construction of the Improvements.

                  (iii) A portion of such proceeds may be advanced to pay for the costs of the acquisition of the Equipment.

                  (iv) A portion of such proceeds may be advanced to pay for other costsof the Facility approved by the Bank and the Trustee. Notwithstanding anything herein to the contrary, the disbursements for costs of the Facility shall be consistent with Exhibit E attached hereto (which is the second page of a letter dated November 6, 1996 from the Bank to the Borrower, MIDFA and the City), subject to such further adjustments as may be approved by MIDFA and the Bank.

              The amount of the difference, if any, between the total amount of the costs of the Facility and the aggregate amount of the disbursements from the Facility Fund permitted by this paragraph shall be paid by the Borrower from sources other than the proceeds of the Bonds.

          (b) Amounts Remaining After Completion. Upon completion of the Facility all moneys remaining in the Facility Fund shall be transferred to the Bond Fund and applied in accordance with Section 4.4 of the Loan Agreement.

          (c) Disbursement Procedure. Except for transfers from the Facility Fund to the Bond Fund, all requisitions for disbursements of moneys on deposit in the Facility Fund shall be subject to the prior written approval of the Bank, and no disbursements will be made from the Facility Fund except upon a requisition approved in writing by the Bank. The Bank shall have a period of ten
(10) Business Days within which to approve any requisition and shall not be required to approve requisitions more than once each month. All disbursements from the Facility Fund, except for transfers from the Facility Fund to the Bond fund will be made by the Trustee, at the Bank's direction, directly to the Borrower; provided, however, that notwithstanding any provision of any of the Bond Documents or the Letter of Credit Documents, the Bank may, in its sole discretion, require that all disbursements from the Facility Fund be made directly to the Borrower or to any contractor, or to subcontractors, laborers, materialmen or persons furnishing labor, services, materials or equipment used or to be used on or in connection with the acquisition of the Facility, or to any combination thereof, or to pay any loan fees, taxes, inspection fees, recording charges, legal fees and any other outstanding amounts due relating to Facility and the full cost of its completion. Any such disbursement or payment shall be deemed to have been made to the Borrower or for its account. Upon receipt of any funds requested by requisition, the Borrower immediately shall apply such funds to payment of the costs of the acquisition of the Facility for which such funds are requested by the requisition.

          (d) Disbursements for Costs of the Facility Other than the Direct Costs of Construction and Renovation. Requisitions for costs of the acquisition of the Facility, other than the direct costs of construction and renovation, must (i) include an itemization of the costs for which payment is requested,
(ii) have attached thereto invoices evidencing such costs, (iii) indicate that the delivery and installation of any Equipment for which payment is requested has been completed, and (iv) at the Bank's request, have attached thereto any additional documents or information (including any financing statements or amendments to financing statements and all filing fees necessary for the filing thereof) reasonably required by the Bank in order to create or perfect, or continue the perfection of, the Bank's security interest in any Equipment or other property.

          (e) Disbursements for the Direct Costs of Construction and Renovation. Requisitions for direct costs of construction and renovation of the Facility must (i) include the AIA approved progress payment form, which must be signed by the Borrower and the Borrower's architect, engineer or construction manager and
(ii) be approved by the Inspector, not to be unreasonably delayed, conditioned or withheld. Disbursements for direct costs of construction and renovation of the Facility (pursuant to any construction contracts in excess of $200,000) shall be subject to retention (the "Retainage") in an amount equal to ten percent (10%) of the value of the work performed and materials in place with respect to such work; provided that, (A) as each contractor, subcontractor or materialman completes its work and delivers a waiver of liens to the Bank, the Retainage with respect to that contractor, subcontractor or materialman will be released, and (B) at such time as the Improvements shall have been 50% completed in accordance with the Plans and Specifications, the Retainage shall be reduced to an amount equal to five percent (5 %) of the value of the work performed. The

Retainage with respect to the Facility may be released upon compliance with the conditions set forth in paragraph (f) of this Section 10.3.

          (f) Final Disbursement for the Direct Costs of Construction and Renovation. The final disbursement for direct costs of construction and renovation, and the Retainage with respect to the Facility will be withheld until the Bank has been furnished with and approved (i) a copy of the Completion Certificate signed by the Borrower and the Borrower's architect or the Borrower's engineer or the Borrower's construction manager stating that the construction and renovation of the Facility has been completed pursuant to and in compliance with (A) the applicable Plans and Specifications, and (B) all applicable zoning and building laws, ordinances, and regulations; (ii) final waivers of liens from all materialmen, contractors and subcontractors; (iii) a copy of the "as built" survey with respect to the Facility; (iv) evidence of hazard insurance meeting the requirements of Section 6.3 of the Loan Agreement covering the Facility (if any new improvements are constructed on the Real Property; (v) a copy of the permanent use and occupancy certificate authorizing use and occupancy of the Facility in such form as those governmental agencies having jurisdiction customarily issue upon completion of improvements and readiness thereof for use in Baltimore City, Maryland; and (vi) an updated title insurance policy, if required by the Bank.

          (g) Disbursements for Materials not Incorporated in the Property. The Bank will not approve requisitions for disbursements from the Facility Fund for materials which are not physically incorporated into the Plant, other than for materials actually delivered to the site and stored in a place secured and insured against theft, vandalism and other damage, all in a manner satisfactory to the Bank.

          (h) Deficiency. If at any time, either on the date of the execution and delivery of this Agreement (the "Closing Date") or thereafter, moneys on deposit in the Facility Fund are, in the opinion of the Bank, in its sole discretion, insufficient to pay for all costs of the Facility, the Borrower shall (i) complete, or cause to be completed, the Facility and pay or finance, or cause to be paid or financed, that portion of the costs of the Facility as may be in excess of the moneys available therefor in the Facility Fund, and (ii) immediately, upon receipt of notice from the Bank, pay to the Bank, from funds other than the proceeds of the Bonds, for deposit in the Facility Fund, a sum of money which, when added to the moneys then on deposit in the Facility Fund, will be sufficient to pay all costs of the Facility not yet paid. Neither the Issuer nor the Bank make any warranty, either express or implied, that the proceeds of the Bonds will be sufficient to pay all of the costs of the Facility. If the Borrower finances any portion of the costs of the Facility pursuant to the provisions of this Section from sources other than the proceeds of the Bonds, it shall not be entitled to any reimbursement therefor from the Issuer, from the Trustee, from the Bank, or from any Bondholder, nor shall it be entitled to any abatement or diminution of any payments required by the Bond Documents or the Letter of Credit Documents.

          (i) No Liability to Third Parties. Neither the issuance of the Bonds nor the loan of the proceeds thereof to the Borrower shall in any way be construed as obligating the

Issuer or the Bank or the Trustee to any person for the payment of any expense incurred with respect to the Facility, and no person contracting with the Borrower in connection with the construction of the Facility shall be reimbursed by the Issuer or the Bank or the Trustee under any circumstances whatsoever. Neither the Bank nor the Trustee nor the Issuer shall in any event be responsible or liable to any person other than the Borrower for the disbursement of or failure to disburse proceeds of any of the Bonds, or any part thereof, and neither any contractor, subcontractor nor material or equipment supplier shall have any right or claim against the Bank, the Trustee or the Issuer under this Letter of Credit Agreement or in connection with the administration hereof.

     10.4 Conditions Precedent to the Bank's Approval of Requisitions for Disbursements from Facility Fund. The Bank shall not be obligated to approve any requisition for disbursement until it shall have received a requisition meeting the requirements of Section 402 of the Indenture, and until all of the following conditions precedent shall have been fully met and complied with in all respects:

              (a) No Event of Default. No Event of Default shall have occurred and be continuing hereunder.

              (b) Sufficient Time to Complete Facility. There shall be sufficient time in the opinion of the Bank to complete the Facility not later than the Projected Completion Date.

              (c) Permits. The Borrower shall have delivered to the Bank copies of all permits required for the work for which a requisition has been submitted.

              (d) Waivers of Liens: Receipts. The Borrower shall have furnished to the Bank waivers of liens and receipts of payment as to each contractor and each subcontractor for all work performed to the date of the last previous requisition and waivers of liens as to each supplier for materials included in the last previous requisition, within 30 days from the date of funding of the last previous requisition, or prior to the next requisition, whichever shall first occur.

              (e) Delivery of Contracts. The Borrower shall have delivered to the Bank copies of any contracts, public works agreements and other agreements executed by the Borrower in connection with the construction or renovation of the Facility, all of which must have been approved by the Bank.

              (f) Title Continuation Report. At the option of the Bank, the title insurance company insuring the title to the Real Property shall have issued a title continuation or endorsement showing that the fee simple title to the Real Property is clear of liens (other than Permitted Liens) to the date of such disbursement and that no financing statements affecting the Property, or any part thereof, other than in favor of the Issuer, the Bank and the Trustee, or in connection with Permitted Liens, have been filed.

              (g) Compliance with Plans and Specifications. The Borrower shall have delivered to the Bank three sets of Plans and Specifications, signed and sealed by the Borrower's architect and approved by the Bank. The Borrower shall have certified to the Bank, and the Inspector shall have confirmed, that all construction work which has been completed on the Facility with respect to which the requisition is being submitted is in conformity with the applicable Plans and Specifications. Upon the request of the Bank, the Borrower will specify the nature of any deviations from such Plans and Specifications.

              (h) Proper Application of Prior Disbursements. The Bank shall have received, upon the Bank's request, evidence satisfactory to it that all prior disbursements have been properly applied to costs of the Facility.

              (i) Location Surveys. With respect to any new construction (if requested by the Bank), the Bank shall have received a current location survey showing (i) that all new construction is within the property lines and in compliance with all applicable setbacks, location and area requirements, and
(ii) that there is no change in conditions which could adversely affect the security for any of the obligations of the Borrower under this Agreement.

              (j) Sufficient Funds to Complete Project. The sum of the funds being requisitioned, plus all prior disbursements by the Trustee, plus the aggregate of all retentions and undisbursed funds shall be sufficient, in the sole opinion of the Bank, to complete the Facility in accordance with the applicable Plans and Specifications. In the event that the Borrower is required to deposit moneys in the Facility Fund in order to pay the costs of completing the Facility pursuant to Section 10.3(h) hereof, the Borrower shall have made such deposit.

              (k) Quality and Quantity of Construction. The Bank shall have received (i) evidence acceptable to the Bank in its sole discretion that construction work performed and materials in place to the date of the requisition are satisfactory both as to quality and quantity, and that the subsoil is suitable for the continued construction of the Facility (ii) a certification from the Inspector that the work performed is in compliance with all applicable governmental requirements.

              (l) Documents Required Prior to Disbursements for Equipment. Notwithstanding any other provision of this Agreement, prior to any disbursement of the proceeds of the Bonds for costs of each item of Equipment, the Bank must have received and approved all of the following items:

                  (i) a specific description of such equipment, including name of manufacturer, manufacturer's I.D. number or serial number and any other information reasonably requested by the Bank in order to sufficiently describe the equipment being financed so that the Bank's security interest in such equipment is adequately described and may be or will be adequately perfected, upon delivery to Borrower of such item of Equipment.

                  (ii) an amendment to this Agreement, if necessary in the sole opinion of the Bank, pursuant to which the Borrower specifically grants to the Bank a security interest in such equipment (or Borrower's interest therein in respect of equipment on order but not yet received), and

                 (iii) a financing statement or amendment to financing statement, if necessary in the sole opinion of the Bank, together with all filing fees therefor, to be filed among the appropriate financing statement records in order to perfect such security interest.

          (m) Final Disbursement. If the disbursement is the final disbursement for the costs of the Facility, in order to obtain the Bank's approval of such disbursement (including the Retainage), in addition to the satisfaction of all conditions set forth in this Section, the Borrower shall have provided the Completion Certificate, appropriately completed, and the accompanying documents described therein.

          (n) Construction and Engineer's Contracts. The Borrower shall cause the contractors (selected by the Bank), and the engineer of the Borrower each to execute an agreement to complete which will provide, among other things, that upon request by the Bank, they will continue to provide the services called for by their contracts with the Borrower following an Event of Default. The Borrower will cause to agree to give the Bank and MIDFA notice of a default and an opportunity to cure under their contracts with the Borrower and to acknowledge the existence of the Bank's interests in the Facility.

     10.5 Financing Sign on Property; Publicity. The Borrower authorizes the Bank to place signs at the Property at any reasonable locations selected by the Bank and MIDFA (during the construction of the Facility), and to prepare and furnish news releases to the news media or any other publications selected by the Bank and MIDFA advertising the fact that financial assistance for the Facility has been obtained from the Bank and MIDFA, and the details of such financial assistance (but in no event any confidential information regarding Borrower or its business). Any sign placed on the Property by the Borrower which identifies the Facility shall identify the Bank and MIDFA as the parties providing financing for the Facility. Any such news releases must be first approved by the Borrower, which will not unreasonably withhold its approval.

     10.6 Establishment of Completion Date. The Completion Date shall be established by the delivery to the Trustee by the Borrower of the Completion Certificate (appropriately completed) executed by the Borrower and approved in writing by the Bank. The Completion Certificate delivered to the Bank shall have attached thereto the items described in Section 10.3(f) hereof.

     Notwithstanding the foregoing, the Completion Certificate shall state that it is given without prejudice to any rights against third parties which may exist at the date of such Completion Certificate or which may subsequently come into being. It shall be the duty of the

Borrower to cause the Completion Certificate to be furnished as soon as the construction and renovation of the Facility shall have been completed.

      IN WITNESS WHEREOF , the Borrower and the Bank have caused this Agreement to be executed in their respective names and their respective seals to be hereunto affixed and attested by their duly authorized representatives, all as of the date first above written.

                                  THE BORROWER:

                                  CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                                  By:    /s/ John C. Weiss, III
                                         --------------------------------
ATTEST:/WITNESS                   Title: John C. Weiss, III
                                         President

/s/ J.T. Janssen
----------------------
Treasurer/Secretary

(CORPORATE SEAL)

                                  THE BANK:

                                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                  By:   /s/ John Wooten
                                        ----------------------------------
                                  Name: John Wooten
                                  Title: AVP

                                        Annex 1 to Reimbursement Agreement
                                        First Union National Bank of North
                                        Carolina, Bank and Chesapeake Biological
                                        Laboratories, Inc., Borrower          /
                                                                    ---------
                                        $
                                         -------------
                                        Letter of Credit

                                        ---------------------------------------

                  PROVISIONS FOR ALTERNATIVE DISPUTE RESOLUTION

    1. Arbitration. Except as otherwise specifically set forth in the Reimbursement Agreement or agreed to in writing by the Borrower and the Bank, and except as expressly provided otherwise in Section 3 below, in the event that the Borrower's waiver of trial by jury contained in Section 9.16 of the Reimbursement Agreement is determined to be invalid or unenforceable as a matter of law, then any action, dispute, claim or controversy between the parties, whether sounding in contract, tort, or otherwise, arising under the Reimbursement Agreement or any proceeding to which the Bank is a party, including any actions based upon, arising out of, or in connection with any course of conduct, course of dealing, statement (whether oral or written), or actions of the Bank or the Borrower ("Dispute" or "Disputes"), shall be resolved by arbitration as set forth in this Annex. Such Disputes shall be resolved by binding arbitration in accordance with Title 9 of the United States Code, as amended, and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as in effect from time to time (the "Rules"). In the event of any inconsistency between the Rules and the provisions of this Annex, the provisions of this Annex shall supersede the Rules. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding hereunder. In any arbitration proceeding subject to the provisions of this Annex, the arbitrator is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions that are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in Section 4 below.

    2. Judicial Reference. If a Dispute is not submitted to arbitration as provided in Section 1 above for any reason, but becomes the subject of a judicial action, at any point in the proceeding, any party may elect to have any specific questions of fact or law, or all questions of fact or law, determined by a reference in accordance with Rule 53 of the North Carolina Rules of Civil Procedure (or the equivalent rule of another State, as applicable). A party shall not waive the right to request such judicial reference for any remaining questions of fact or law to be decided by virtue of the party's initiating or participating in judicial or other proceedings or by failure to request such a reference up to any point in a judicial proceeding. Whenever such an election is made, the parties shall designate to the court a single referee selected in the manner provided in Section 4 below. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

    3. Remedies. No provision of, nor the exercise of any rights under, Sections 1 or 2 above shall limit or otherwise affect the right of the Bank (1) to proceed and foreclose against any of the Collateral by the exercise of a power of sale available under the Security Instruments and applicable law, (2) to exercise any self help remedies available under the Reimbursement Agreement or Security Instruments and applicable law, including, without limitation, set off, or to exercise any other nonjudicial rights and remedies available to it under any of the Security Instruments or Reimbursement Agreement and applicable law, or (3) to obtain provisional or ancillary remedies, including, without limitation, injunctive relief and the appointment of a receiver, from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The Bank's pursuit of provisional or ancillary remedies, or its exercise of self help and other nonjudicial remedies, shall not constitute a waiver of its right to submit the Dispute to arbitration or judicial reference.

    4. Selection of Arbitrator or Referee. Whenever an arbitration is required under Section 1 above or a referral is required under Section 2 above, the arbitrator or referee shall be selected in accordance with this Section 4. Except as otherwise provided, the arbitrator or referee shall be an attorney or retired judge selected in accordance with the Rules of the AAA. Any arbitrator or referee selected under this Section 4 shall be knowledgeable in the subject matter of the Dispute. Qualified retired judges shall be selected through panels maintained by AAA, or any North Carolina Superior Court (or a court, of an equivalent or higher level, of another State) or private organization providing such services. A single arbitrator who is an attorney but is not a retired judge shall have the power to render a maximum award of $100,000. Where any party makes timely written request prior to appointment of the arbitrator, or where the claim of any party exceeds $100,000, the arbitrator shall be a retired judge formerly sitting on the bench in a North Carolina Superior Court or any higher State court (or a court, of an equivalent level, of another State), or a retired Federal court judge formerly sitting on the bench in a United States Court of Appeals or any Federal District Court. A single arbitrator who is a retired judge shall have the power to render a maximum award of $1,000,000. Where any party seeks an award in excess of $1,000,000, the Dispute shall be decided by a majority vote of three arbitrators, at least one of whom shall meet the requirements for retired judges set forth herein. For purposes of this Section 4, the computation of the maximum award an arbitrator may make shall include any amounts awarded for arbitration fees, attorneys fees and all other related costs provided by Section 5 below.

    5. Miscellaneous. The Reimbursement Agreement shall be interpreted, and the resolution of all Disputes and the rights and liabilities of the parties shall be determined, in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of North Carolina; provided that any arbitration questions arising under this Annex on dispute resolution shall be governed in accordance with Title 9 of the United States Code, as amended. This Annex is incorporated into and made a part of the Reimbursement Agreement by this reference, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations and other communications on dispute resolution. To the extent any provision of this Annex is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Annex. Capitalized terms used herein without definition shall have the meanings assigned to them in the Reimbursement Agreement. The provisions of this Annex shall survive any termination or expiration of the Reimbursement Agreement until payment in full of the obligations thereunder, unless the parties otherwise expressly agree in writing. The arbitrator shall have the power to award to the prevailing party recovery of all costs, expenses and fees incurred by it (including reasonable attorneys' fees, administrative fees, arbitrators' fees, and court costs), and in particular, but without limitation of the foregoing, shall have the power to award to either party hereto, whether or not such party shall be the prevailing party in an arbitration, recovery of all costs, expenses and fees incurred by it (including reasonable attorneys' fees, administrative fees, arbitrators' fees, and court costs), but only to the extent payable or reimbursable by the other party under the applicable provisions of the Reimbursement Agreement.

                                   EXHIBIT A
                                   ---------

                          IRREVOCABLE LETTER OF CREDIT
                          ----------------------------

                                   EXHIBIT B
                                   ---------

                                  SUBSIDIARIES

                                   EXHIBIT C
                                   ---------

                      [FORM OF BOND COUNSEL RELIANCE LETTER]

                                November 1, 1996

First Union National Bank of
North Carolina
One First Union Center, CORP-3
301 South College Street
Charlotte, North Carolina 28288

    RE: Maryland Industrial Development Financing Authority Economic Development
        Revenue Bonds (Chesapeake Biological Laboratories, Inc. Facility) 1996 Issue in the principal amount of $7,000,000

Ladies and Gentlemen:

    Reference is made to the Trust Indenture dated as of November 1, 1996 between, the Maryland Industrial Development Financing Authority (the "Issuer"), First Union National Bank of Maryland, as Trustee, and Branch Banking and Trust Company, as Credit Facility Trustee, pursuant to which the Maryland Industrial Development Financing Authority Economic Development Revenue Bonds (Chesapeake Biological Laboratories, Inc. Facility) 1996 Issue in the principal amount of $7,000,000 (the "Bonds") were issued as of the date hereof.

    Delivered herewith is a signed copy of our opinion of even date herewith relating to the validity of the Bonds and to other matters as set forth therein. Please be advised that you are entitled to rely upon such opinion as if such opinion had also been addressed to you. Terms defined in such opinion are used herein with the same meanings.

                                 VERY TRULY YOURS,

                                     C-1